                                                                   Exhibit 10.95


                AMENDED AND RESTATED LEASE AGREEMENT IN THE FORM OF A

                           CONDITIONAL SALES CONTRACT

                            Dated as of June 2, 1995

                          between ORIX USA CORPORATION

                (FORMERLY KNOWN AS ORIX COMMERCIAL CREDIT CORPORATION),

                                    as Lessor

                                       and

                           AIRSHIP INTERNATIONAL LTD.,

                                    as Lessee

                          -----------------------------------

                    One Airship Industries Model 600 Series Skyship

                                        N600LP

==============================================================================

        This Amended and Restated Lease Agreement in the Form of a Conditional Sales Contract has been executed in several original counterparts of which this is original counterpart 3. Only original counterpart Number 1 which has been delivered to Lessor constitutes chattel paper within the meaning of the Uniform Commercial Code. No security interest in Lessor's right, title and interest in and to this Amended and Restated Lease Agreement in the Form of a Conditional Sales Contract may be created through the transfer or possession of any counterpart other than original counterpart Number 1.



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
                                TABLE OF CONTENTS
                                                                                   PAGE
                                                                                   ----
SECTION 1.     Definitions..........................................................  1

SECTION 2.     Lease and Acceptance............................................. ... 10
     (a)       Lease of Airship..................................................... 10
     (b)       Acceptance........................................................... 10

SECTION 3.     [Reserved]........................................................... 10

SECTION 4.     Purchase Option.......................................................11

SECTION 5.     Rent............................................................. ....11
     (a)       Basic Rent........................................................... 11
     (b)       Supplemental Rent.................................................... 12
     (c)       Payment to Lessor; Non-Business Day Due Date......................... 12

SECTION 6.     Conditions to Lease.................................................. 12
     (a)       Authorization, Execution and Delivery of
               Documents............................................................ 13
     (b)       Representations and Warranties Correct; Event
               of Default........................................................... 13
     (c)       Legality of Investments.............................................. 13
     (d)       Guaranties........................................................... 13
     (e)       Deliveries by Pearlman............................................... 14
     (f)       Proof of Corporate Action of Lessee.................................. 14
     (g)       Proof of Corporate Action of Trans Continental....................... 14
     (h)       Insurance Certificates............................................... 14
     (i)       Allstate Releases.................................................... 14
     (j)       Financial Condition.................................................. 14
     (k)       Title, Airworthiness and Registration................................ 15
     (l)       Filing............................................................... 15
     (m)       Opinion of Counsel for Lessee and Guarantors......................... 15
     (n)       Opinion of Oklahoma City Counsel..................................... 15
     (o)       Opinion of General Counsel to FAA.................................... 16

SECTION 7.     Representations and Warranties....................................... 16
     (a)       Lessee's Representations and Warranties.............................. 16
     (b)       Lessor's Representations, Warranties and
               Covenants; Disclaimer................................................ 20

SECTION 8.     Return of Airship.................................................... 22
     (a)       Condition upon Return................................................ 22
     (b)       Return of Engines and Propellers..................................... 24
     (c)       Manuals; Markings.................................................... 24
     (d)       [Reserved]........................................................... 25
     (e)       Inspections.......................................................... 25
     (f)       Failure to Return Airship............................................ 25


                                        i



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
                                                                                   PAGE
                                                                                   ----
SECTION 9.     Liens................................................................ 25

SECTION 10.    Possession; Registration, Maintenance and
               Operation; Maintenance Reserves; Insignia;
               Records.............................................................. 26
     (a)       Possession........................................................... 26
     (b)       Registration, Maintenance and Operation.............................. 28
     (c)       [Reserved]........................................................... 30
     (d)       Insignia............................................................. 30
     (e)       Records.............................................................. 30

SECTION 11.    Replacement of Parts; Alterations,

               Modifications and Additions.......................................... 30
     (a)       Replacement of Parts................................................. 30
     (b)       Alterations, Modifications and Additions............................. 31

SECTION 12.    Loss; Destruction; Requisition; Etc.................................. 32
     (a)       Event of Loss with Respect to the Airship or
               the Gondola.......................................................... 32
     (b)       Event of Loss with Respect to the Envelope or
               an Engine or Propeller............................................... 33
     (c)       Application of Payments from Insurers With
               Respect to an Event of Loss.......................................... 34
     (d)       Application of Payments During Existence of
               Default or Event of Default.......................................... 35

SECTION 13.    Insurance............................................................ 35
     (a)       Public Liability and Property Damage Insurance....................... 35
     (b)       Insurance Against Loss or Damage to Airship.......................... 37
     (c)       Reports, Etc......................................................... 38
     (d)       Additional Insurance................................................. 39

SECTION 14.    General Indemnification and Expenses................................. 39

SECTION 15.    General Tax Indemnity................................................ 42
     (a)       General.............................................................. 42
     (b)       Certain Exceptions................................................... 43
     (c)       Gross-Up and Certain Adjustments..................................... 44
     (d)       Payment.............................................................. 45
     (e)       Contest.............................................................. 46
     (f)       Refund............................................................... 47
     (g)       Reports; Records..................................................... 47
     (h)       Payments............................................................. 47
     (i)       Interest on Overdue Amounts.......................................... 48
     (j)       Survival............................................................. 48

SECTION 16.    Inspection........................................................... 48

SECTION 17.    Events of Default.................................................... 48


                                       ii



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
                                                                                   PAGE
                                                                                   ----
SECTION 18.    Remedies............................................................. 51
SECTION 19.    Certain Covenants of Lessee.......................................... 54
     (a)       Financial and Other Information...................................... 54
     (b)       Corporate Existence.................................................. 55
     (c)       Citizen.............................................................. 55
     (d)       Merger............................................................... 55
     (e)       Observer Rights...................................................... 57
     (f)       Location of Parts and Spare Equipment................................ 57

SECTION 20.    Further Assurances................................................... 57

SECTION 21.    Notices.............................................................. 58

SECTION 22.    No Setoff, Counterclaim, Etc......................................... 59

SECTION 23.    Quiet Enjoyment...................................................... 60

SECTION 24.    Assignment........................................................... 60

SECTION 25.    Lessor's Right To Perform for Lessee................................. 60

SECTION 26.    Survival............................................................. 61

SECTION 27.    SUITS; JURISDICTION; VENUE........................................... 61

SECTION 28.    Expenses............................................................. 61

SECTION 29.    Miscellaneous........................................................ 61

SECTION 30.    Truth-in-Leasing Clause.............................................. 63

               AMENDED AND RESTATED LEASE AGREEMENT IN THE FORM OF A CONDITIONAL SALES AGREEMENT dated as of June 2, 1995 between ORIX USA CORPORATION (FORMERLY KNOWN AS ORIX COMMERCIAL CREDIT CORPORATION), a Delaware corporation, and its successors and assigns ("Lessor"), and AIRSHIP INTERNATIONAL LTD., a New York corporation ("Lessee").

                              W I T N E S S E T H :

               WHEREAS, the parties entered into the Original Lease (as hereinafter defined), relating to the Airship as described herein;

               WHEREAS, in connection with the Original Lease and the transactions entered into contemporaneously therewith, Lessor (i) was assigned Lessee's right, title and interest in the purchase contract for the Airship pursuant to the Purchase Agreement Assignment; (ii) purchased the Airship from Manufacturer; (iii) purchased the Night Sign and other Buyer Furnished Equipment; and (iv) leased the Airship (including the Night Sign and other Buyer Furnished Equipment) to Lessee;

               WHEREAS, the parties desire to amend and restate the Original Lease in its entirety to provide for the following terms contained herein;

               Accordingly, the parties hereto hereby agree as follows:

               SECTION 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined; and, except as otherwise provided, any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time:

               "Act" means Subtitle VII of Title 49 of the United
States Code.

               "Airship" means the Gondola (or any Replacement Gondola substituted for such Gondola hereunder), to be leased hereunder, together with
(i) the two Engines and Propellers initially installed on the Gondola on the Delivery Date, or any replacement substituted for any of such Engines or Propellers in accordance with Section 12 hereof whether or not any of such initial or substitute Engines or Propellers may from time to time no longer be installed on the Gondola or on any other airship; (ii) the Envelope initially attached to the Gondola on the Delivery Date, or any Replacement Envelope, whether or not the



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




initial or any substitute Envelope may from time to time no longer be attached to the Gondola or any other gondola; (iii) the Buyer Furnished Equipment, including the Night Sign, whether or not the Buyer Furnished Equipment may from time to time no longer be attached to the Gondola or any Replacement Gondola or the Envelope or any Replacement Envelope; and (iv) the Spare Equipment whether or not the Spare Equipment is attached to the Gondola or any Replacement Gondola or the Envelope or any Replacement Envelope.

               "Amended and Restated Pearlman Guaranty" means that certain Amended and Restated Guaranty of Pearlman dated as of the date hereof.

               "Annual Cash Flow" means, with respect to any fiscal year of Lessee, the net income or loss for all activities of Lessee for the fiscal year in question, determined in accordance with generally accepted accounting principles consistently applied and adjusted as follows: there shall be added to such net income or subtracted from such loss, without duplication, the amount charged for depreciation, amortization, interest or any other deduction not involving a cash expenditure.

               "Appraisal Procedure" means a determination by two recognized independent airship or aircraft appraisers, one of which shall be chosen by Lessor and one by Lessee, or, if such appraisers cannot agree, by a third independent appraiser chosen by the mutual consent of such two appraisers. If either party shall fail to appoint an appraiser within fifteen (15) days of notice by Lessor or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser within fifteen (15) days, then either party may apply to any court in New York, New York having jurisdiction to make such appointment. The fees and expenses of the appraisers shall be paid by Lessee.

               "Basic Rent" means the rent payable for the Airship pursuant to
Section 5(a).

               "BFE Bill of Sale" means the full warranty bill(s) of sale covering the Buyer Furnished Equipment including the Night Sign delivered to Lessor on the Delivery Date by Lessee.

               "Bills of Sale" means the FAA Bill of Sale, the Warranty Bill of Sale and the BFE Bill of Sale.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking

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institutions in the States of California or New York are authorized or obligated to be closed.

               "Buyer Furnished Equipment" means the equipment described in
Schedule III to the Original Lease Supplement.

               "Closing Date" means October 6, 1995.

               "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor legislation, and the rules and regulations thereunder.

               "Default" means an event which, upon the giving of notice or the lapse of time or both, would constitute an Event of Default.

               "Delivery Date" for the Airship means the date of the Original Lease Supplement, which date was the date on which the Airship was (i) delivered to and accepted by Lessor as provided for in the Purchase Agreement and Purchase Agreement Assignment and (ii) simultaneously leased by Lessor to Lessee under the terms of the Original Lease Agreement.

               "Dollars" and the sign "$" mean lawful money of the United States of America.

               "DOT" means the United States Department of Transportation or any successor agency thereto.

               "Engine" means (i) each of the two Porsche Model 930/67 engines listed by manufacturer's serial number in the Lease Supplement, whether or not from time to time installed on the Gondola or installed on any other gondola or airship, (ii) any and all Parts, so long as the same shall be attached to, incorporated in or installed on such Engine or so long as title thereto shall be vested in Lessor in accordance with the terms of Section 11 after removal therefrom and (iii) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such Engine or to any of the items referred to in clauses (i) and (ii) above or to any part thereof as required or permitted under this Lease.

               "Envelope" means (i) the envelope listed by manufacturer's serial number in the Lease Supplement and attached to the Gondola on the Delivery Date, whether or not from time to time thereafter attached to the Gondola, (ii) any Replacement Envelope, (iii) any and all Parts, so long as the same shall be attached to, incorporated in or installed on such Envelope or so long as title thereto shall be vested in Lessor in accordance with the terms of

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Section 11 after removal therefrom and (iv) replacements or renewals from time to time made in or to such Envelope or to any of the items referred to in clauses (i), (ii) and (iii) above or to any part thereof as required or permitted under this Lease.

               "ERISA" has the meaning specified in Section
7(a)(xiii).

               "Event of Default" has the meaning specified in Section 17.

               "Event of Loss" with respect to any property means any of the following events with respect to such property: (i) loss of such property or the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever, (ii) loss of such property or the use thereof due to theft or disappearance for a period of 30 or more consecutive days (or such shorter period ending on the date on which an insurance settlement has been reached on the basis of a total loss),
(iii) any damage to such property which results in an insurance settlement with respect to such property on the basis of an actual or constructive or compromised total loss, (iv) any taking, seizure or confiscation of, or requisition of title to or use of such property by condemnation or otherwise (in the case of a requisition of use of such property, for a period stated to be or in fact in excess of 30 days (or, if less, the remaining Term with respect to such property)), or (v) as a result of any rule, regulation, order or other action by any government or governmental authority having jurisdiction or any court of competent jurisdiction, the use of such property in the normal course of aerial advertising and promotion flights shall have been prohibited for a period of six consecutive months. An Event of Loss with respect to the Airship shall be deemed to have occurred if an Event of Loss occurs with respect to the Gondola constituting part of such Airship. An Event of Loss with respect to the Envelope or any Engine or Propeller without loss of the Gondola shall not be deemed to be an Event of Loss with respect to the Airship.

               "FAA" means the Federal Aviation Administration of the United States of America or any successor agency thereto.

               "FAA Bill of Sale" means the bill of sale for the Airship on AC Form 8050-2 or such other form as may have been approved by the FAA delivered to Lessor on the Delivery Date by Manufacturer.

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               "FAR" means the Federal Aviation Regulations issued pursuant to the Act from time to time, or any successor regulations thereto.

               "Fair Market Rental Value" and "Fair Market Sales Value" of any property mean the cash rental or price, respectively, which would apply in an arm's-length transaction between an informed and willing lessee or purchaser (other than a lessee or purchaser currently in possession or a used equipment dealer) under no compulsion to lease or purchase and an informed and willing lessor or seller under no compulsion to lease or sell, and shall be determined in accordance with the Appraisal Procedure under this Lease.

               "Gondola" means (i) the Airship Industries Model 1215 600 Series Skyship Gondola, manufactured by Manufacturer bearing United States Registration Number N600LP (formerly N603SK) and bearing Manufacturer's Serial Number 1215/05 and sold by Manufacturer to Lessor pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and leased hereunder by Lessor to Lessee under the Lease Supplement pursuant to Section 2 hereof, (ii) any Replacement Gondola,
(iii) any and all Parts so long as the same shall be attached to, incorporated in or installed on such gondola or so long as title thereto shall be vested in Lessor in accordance with the terms of Section 11 after removal therefrom and
(iv) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such gondola or any of the items referred to in Clauses (i), (ii) and (iii) above or to any part thereof as required or permitted under this Lease.

               "Government" means the Federal government of the United States of America or any instrumentality or agency thereof (provided that the credit of such instrumentality or agency is explicitly backed by the full faith and credit of the Federal government of the United States of America).

               "Guarantors" means Louis J. Pearlman and Transcontinental Airlines Inc.

               "Indemnitee" means (i) Lessor, (ii) Lessor's stockholders (including corporate stockholders), and (iii) the directors, officers, employees, agents, legal representatives, affiliates, servants, successors and assigns of Lessor.

               "Initial Period" means the period commencing on the Initial Date and ending on the date which is two years after the Initial Date.

               "Initial Date" means June 2, 1995.

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               "Lease Agreement", "this Agreement", "this Lease", "herein",
"hereunder", "hereby" or other like words mean this Amended and Restated Lease Agreement in the Form of a Conditional Sales Agreement.

               "Lease Supplement" means the Amended and Restated Lease Supplement Number 1, substantially in the form of Exhibit A hereto, leasing the Airship pursuant to the provisions of this Lease, as provided in such Amended and Restated Lease Supplement.

               "Lessor's Liens" means Liens which arise from (i) claims against Lessor not related to the transactions contemplated by the Operative Agreements,
(ii) any act or omission of Lessor arising out of its gross negligence or willful misconduct which is not related to the transactions contemplated by the Operative Agreements, or any act of Lessor which is in violation of Lessee's rights under any of the terms of this Lease, (iii) Taxes imposed against Lessor for which Lessee is not obligated to indemnify pursuant hereto or (iv) claims against Lessor arising out of any transfer by Lessor (other than a transfer arising out of Section 4 or 12 hereof or a transfer pursuant to the exercise of remedies set forth in Section 18) of Lessor's interest in the Airship.

               "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

               "Loss" has the meaning specified in Section 14.

               "Manufacturer" means Airship Industries (UK) Limited, a corporation organized under the laws of England and its successors.

               "Manufacturer's Consent" means the Consent and Agreement of Manufacturer attached to the Purchase Agreement Assignment.

               "Mast Truck" means the mast truck described in Schedule III to the Original Lease Supplement.

               "Night Sign" means the computerized light message board and related equipment installed on the Airship as more particularly described in
Schedule III to the Original Lease Supplement.

               "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer or the Secretary of the Person providing such certificate.

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               "Operative Agreements" means this Lease and the Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bills of Sale, and the Manufacturer's Consent, including any consents included in or attached to any thereof.

               "Original Equipment Cost" means an amount equal to $6,200,000.

               "Original Lease" means the Lease Agreement dated as of November 2, 1989 between the Lessor, as lessor, and the Lessee, as lessee, which with the Original Lease Supplement attached, was recorded as one instrument by the FAA on November 8, 1989 and assigned Conveyance No. V78156 and as amended on May 10, 1994 and January 11, 1995 (which amendments were not filed with the FAA).

               "Original Lease Supplement" means the Lease Supplement No. 1 dated November 3, 1989, leasing the Airship pursuant to the provisions of the Original Lease, as provided in such Original Lease Supplement.

               "Overdue Interest Rate" means the rate per annum equal to 18% or, if less, the maximum rate allowable under applicable law.

               "Parts" means any and all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings, seats and other equipment, components or modules of whatever nature (other than a complete gondola, envelope, Engine or engine or Propeller or propeller) including the Night Sign, and any other Buyer Furnished Equipment, that may from time to time be incorporated or installed in or attached to the Gondola or the Envelope or any Engine or Propeller (other than in the case of complete Engines or Propellers, an engine or propeller), or that remain the property of Lessor pursuant to the terms of Section 11 despite removal therefrom. The Parts shall also include the Spare Equipment whether or not any of it is ever incorporated or installed in or attached to the Gondola or the Envelope or any Engine or Propeller.

               "Pearlman" means Louis J. Pearlman.

               "Pearlman Guaranty" means that certain Guaranty of Pearlman dated as of November 1, 1989.

               "Permitted Lien" means any Lien referred to in clauses (i) through (v) of Section 9.

               "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated

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organization or government or any agency or political subdivision thereof.

               "Propeller" means (i) each of two Hoffman Model HOV 155 AR 137 CL Propellers listed by manufacturer's serial number in the Lease Supplement and installed on the Engines on the Delivery Date, whether or not from time to time thereafter attached to an Engine or attached to another engine, (ii) any and all Parts, so long as the same shall be attached to, incorporated in or installed on such Propeller or so long as title thereto shall be vested in Lessor in accordance with the terms of Section 11 after removal therefrom and (iii) insofar as the same belong to Lessor, replacements or renewals from time to time made in or to such Propeller or to any of the items referred to in clauses (i) and (ii) above or any part thereof as required or permitted under this Lease.

               "Purchase Agreement" means the Contract for Sale for 600 Series Skyship dated as of July 21, 1989, between Manufacturer and Lessee, as amended by that certain amendment dated as of November 2, 1989 among Manufacturer, Airship Industries (USA), Inc. and Lessee.

               "Purchase Agreement Assignment" means the Purchase Agreement Assignment dated as of November 2, 1989 between Lessee and Lessor, together with the Manufacturer's Consent.

               "Remaining Balance" means an amount equal to $3,487,828.

               "Rent" means, collectively, Basic Rent and Supplemental Rent.

               "Rent Balance" means as of any date, the Remaining Balance minus all payments of Basic Rent (less any interest component thereof) remitted to Lessor prior to such date.

               "Rent Calculation" has the meaning specified in Section 5(a)(ii).

               "Rent Payment Date" means the Initial Date and the third day of each month during the Term.

               "Replacement Airship" means the Replacement Gondola and Replacement Envelope.

               "Replacement Engine" means a Porsche Model 930/67 Engine or an improved model engine manufactured by Porsche and suitable for installation and use on the Gondola and fully compatible with the other Engines and any other engine installed on the Gondola which shall be substituted for an Engine pursuant to Section 12 of this Lease.

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               "Replacement Envelope" means an Airship Industries Model 205620 envelope or a model envelope suitable for installation and use with the Gondola which shall be substituted for the Envelope pursuant to Section 12(b) of this Lease.

               "Replacement Gondola" means an Airship Industries Model 1215 gondola (including the same number of engines and propellers as Engines and Propellers installed on the Gondola immediately prior to the Event of Loss) which shall be substituted for the Gondola pursuant to Section 12(a)(ii) of this Lease.

               "Replacement Propeller" means a Hoffman Model HOV 155 AR 137 CL propeller or an improved model propeller manufactured by Hoffman and suitable for installation and use on an Engine and fully compatible with the other Propellers and any other propeller installed on an Engine or engine which shall be substituted for a Propeller pursuant to Section 12 of this Lease.

               "Second Period" means the period commencing on the last day of the Initial Period and ending on the earlier to occur of (i) the seventh anniversary of the date hereof or (ii) the 30th day following payment of the last scheduled payment of Basic Rent on a Rent Payment Date pursuant to the terms hereof.

               "Spare Equipment" means the line maintenance spares, identified in Schedule 4 to the Purchase Agreement and delivered to Lessee on the Delivery Date.

               "Special FAA Counsel" has the meaning specified in Section 6(n).

               "Stipulated Loss Value" means for the first twelve months of the Initial Period, one hundred ten percent (110%) of the Remaining Balance. "Stipulated Loss Value" for any date during (i) the second twelve months of the Initial Period or (ii) the Second Period, shall be equal to one hundred ten percent (110%) of the Remaining Balance as of such date minus all payments of Basic Rent (less any interest component thereof) remitted to Lessor prior to such date, which payments are not subject to avoidance as a fraudulent transfer or conveyance under Sections 547 or 548 of Title 11 of the United States Code or any applicable provisions of comparable state law. "Stipulated Loss Value" for the Gondola, the Envelope or any Engine, Propeller or Part forming part of the Airship, as of any date of determination, means a portion of the Stipulated Loss Value for the Airship, calculated as of such date of determination, which bears the same ratio to the Stipulated Loss Value for the Airship as the original cost to Lessor of

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




the Gondola, the Envelope or such Engine, Propeller or Part, as the case may be, bears to the Original Equipment Cost for the Airship.

               "Successor" has the meaning specified in Section 19(d)(i).

               "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder or under any Operative Agreement to Lessor or to other Persons, including without limitation payment of indemnities and Stipulated Loss Value and any payments required under Section 4 hereof.

               "Supplier" means Manufacturer and any other manufacturer, supplier, contractor, subcontractor or vendor of the Airship or any component or part thereof, including the Night Sign, the Buyer Furnished Equipment and the Spare Equipment.

               "Taxes" has the meaning specified in Section 15(a).

               "Term" means (i) the Initial Period and (ii) the Second Period, unless earlier terminated as provided herein.

               "Trans Continental" means Trans Continental Airlines, Inc.

               "Trans Continental Guaranty" means that certain Guaranty of Trans Continental dated as of the date hereof.

               "Warranty Bill of Sale" means a full warranty bill of sale covering the Airship delivered to Lessor on the Delivery Date by Manufacturer.

               SECTION 2.  Lease and Acceptance.

               (a) Lease of Airship. Subject to the satisfaction of the terms and conditions hereof, Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Airship for the Term, which leasing shall be evidenced by the execution by Lessor and Lessee of the Lease Supplement leasing the Airship hereunder.

               (b) Acceptance. By execution and delivery of the Lease Supplement, Lessee confirms to Lessor that Lessee has irrevocably accepted the Airship for all purposes hereof.

               SECTION 3.  [Reserved].

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




               SECTION 4. Purchase Option. (a) Unless a Default shall have occurred and be continuing, Lessee, upon irrevocable written notice to Lessor not less than 10 days prior to the last day of the Second Period, may elect irrevocably to purchase the Airship on the last day of the Second Period for $1.00.

               (b) If Lessee shall have elected to purchase the Airship pursuant to paragraph (a) above, upon payment in full on the applicable date by Lessee to Lessor of the purchase price for the Airship and of all other amounts due and payable by Lessee hereunder, Lessor shall transfer all of its right, title and interest in and to the Airship to Lessee on an "as is, where is" basis, free and clear of any Lessor's Liens, but otherwise without recourse, representation or warranty express or implied, including an express disclaimer of warranties, representations and guarantees in a manner comparable to that set forth in
Section 7(b) hereof. Lessor shall execute and deliver such documents to Lessee (at Lessee's cost) as are necessary or desirable to evidence such transfer.

               SECTION 5.  Rent.

               (a)    Basic Rent.

                      (i) During the Initial Period, Lessee shall pay to Lessor
               Basic Rent in monthly installments, payable in advance on each Rent Payment Date, in an amount equal to the amount indicated in
               Schedule I to the Lease Supplement corresponding to such Rent Payment Date.

                      (ii) During the Second Period, Lessee shall pay to Lessor
               Basic Rent in monthly installments, payable in advance on each Rent Payment Date, in an amount equal to the lesser of (A) the greater of (i) $80,000 or (ii) fifty-percent (50%) of the Annual Cash Flow for the fiscal year ended immediately prior to the commencement of each applicable twelve-month (or shorter) period commencing on the Rent Payment Date which is an anniversary of the Initial Date during the Second Period, divided by the number of months in such period (the "Rent Calculation") and (B) the Rent Balance. The Rent Calculation shall be set for each successive twelve-month period during the Second Period (or shorter period ending at the end of the Second Period) upon receipt by Lessee of a notice from Lessor to be delivered to Lessee as soon as practicable following delivery by Lessee to Lessor of its financial statements in accordance with Section 19(a)(i) hereof, but in any event within at least ten days prior to the commencement of the next Rent Calculation period during the Second Period. During the Second Period, each payment of Basic Rent shall also include interest on the Rent Balance (prior to payment on such date) from and including May 31, 1996 but excluding the date of payment, at a rate of interest per annum equal to the prime rate of Morgan Guaranty Company of New York as of 11:00 a.m. New York time on May 31, 1996, plus one-percent.

               (b) Supplemental Rent. Lessee also shall pay to Lessor, or to whomever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and, in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee will also pay to Lessor, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Interest Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Rent not paid when due or demanded by Lessor, or the Person entitled thereto, as the case may be, for the period commencing with the day on which such payment was due until but not including the date on which the same shall be paid.

               (c) Payment to Lessor; Non-Business Day Due Date. All Rent payable to Lessor shall be paid by Lessee to Lessor prior to 11:00 a.m., New York City time, on the date of payment, to Lessor's account number 251 508 283 at Sanwa Bank of California, Los Angeles Main Branch, (213) 613-3899, in immediately available funds, or in such manner and at such place as Lessor may otherwise elect. Unless otherwise provided herein, if the due date of any payment hereunder shall not be a Business Day, such payment shall be due and payable on the Business Day next preceding such due date.

               SECTION 6. Conditions to Lease. The obligation of Lessor to lease the Airship on the Closing Date is subject to the following conditions having been complied with to the satisfaction of or waived by Lessor on or before such Closing Date (each document, instrument, certificate, opinion or other paper referred to below to be satisfactory in form and substance to Lessor and, unless otherwise specified, to be dated the Closing Date:

               (a) Authorization, Execution and Delivery of Documents. The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Closing Date and an executed copy or photocopy of each document shall have been delivered to Lessor: (i) the Lease; (ii) the Lease Supplement; (iii) the Amended and Restated Pearlman Guaranty; and (iv) the Trans Continental Guaranty.

               (b) Representations and Warranties Correct; Event of Default. (i) The representations and warranties of Lessee contained in Section 7(a) hereof and the representations and warranties of the Guarantors contained in Section 3 of the Pearlman Guaranty and the Trans Continental Guaranty shall be true and correct on and as of the Initial Date and the Closing Date, as if such representations had been made on and as of the Initial Date and the Closing Date, as applicable, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be correct on and as of such earlier date), (ii) no Event of Default shall have occurred and be continuing, (iii) no event shall have occurred that would materially adversely affect Lessee's ability to perform its obligations under this Lease and the Lease Supplement, and (iv) the Lessor shall have received an Officer's Certificate, dated the Closing Date, of Lessee as to the matters referred to in the foregoing clauses (i) (with respect to Lessee's representations and warranties), (ii) and (iii). No action or proceeding shall have been instituted nor shall any action or proceeding be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Initial Date or the Closing Date to set aside, restrain, enjoin, or prevent the execution and delivery of this Lease, the Lease Supplement, the Pearlman Guaranty, the Trans Continental Guaranty or the completion and consummation of the transactions contemplated hereby or thereby.

               (c) Legality of Investments. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities and no change in circumstances outside the control of Lessor shall have otherwise occurred which, in the reasonable opinion of Lessor, would make it illegal for Lessor to participate in the transactions contemplated by this Lease or the Lease Supplement.

               (d) Guaranties. (i) Pearlman shall have executed and delivered to Lessor the Amended and Restated Pearlman

Guaranty and it shall be in full force and effect, and (ii) Trans Continental shall have executed and delivered to Lessor the Trans Continental Guaranty and it shall be in full force and effect.

               (e) Deliveries by Pearlman. The information required to be delivered to Lessor under the provisions of Section 4.1 of the Pearlman Guaranty with respect to the year 1994 shall have been delivered to Lessor.

               (f) Proof of Corporate Action of Lessee. Lessor shall have received copies of documents evidencing all corporate action taken by Lessee to authorize the execution and delivery of this Lease and the Lease Supplement and all other agreements, documents or action required or contemplated by such agreements, certified by the Secretary or another duly authorized officer, and all other documents which Lessor may reasonably request relating to the existence of Lessee and the corporate authority for this Lease and the Lease Supplement and other matters relevant thereto, all in form and substance reasonably satisfactory to the Lessor.

               (g) Proof of Corporate Action of Trans Continental. Lessor shall have received copies of documents evidencing all corporate action taken by Trans Continental to authorize the execution and delivery of the Trans Continental Guaranty and all other documents or actions required or contemplated by such agreement, certified by the Secretary or other duly authorized officer, and all other documents which Lessor may reasonably request relating to the existence of Trans Continental and the corporate authority for the Trans Continental Guaranty and other matters relevant thereto, all in form and substance reasonably satisfactory to the Lessor.

               (h) Insurance Certificates. Lessor shall have received a broker's report and insurance certificates, signed by an independent aircraft insurance broker or brokers reasonably acceptable to Lessor evidencing Lessee's due compliance with the insurance provisions hereof.

               (i) Allstate Releases. Lessor shall have received evidence, in form and substance satisfactory to Lessor, that Allstate Financial Corporation has released any and all of its interest in the property of Lessee.

               (j) Financial Condition. No material adverse change shall have occurred in the business, operations or condition, financial or otherwise, of Lessee since December 31, 1993.

               (k) Title, Airworthiness and Registration. On the Closing Date, the following statements shall be correct, and Lessor shall have received evidence satisfactory to it to the effect that:

                       (i) Title. Lessor has good and marketable title to the Airship, including the Gondola and the Envelope free and clear of all Liens.

                      (ii) Certification. The Airship has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement and has a currently valid United States Standard Certificate of Airworthiness.

                    (iii) Registration. The Airship is duly registered under the Act in the name of Lessee.

                    (iv) Night Sign. The FAA Form 337 issued by the FAA with respect to the Night Sign shall be in full force and effect.

               (l) Filing. On the Closing Date (i) the Lease, the Lease Supplement for the Airship, and an application for registration of the Airship on AC Form 8050-1 in the name of Lessee, shall have been duly filed or filed for recordation, as the case may be, (or shall be in the process of being so duly filed or filed for recordation) with the FAA pursuant to the Act, (ii) UCC filings with respect hereto shall have been duly executed and delivered and shall have been duly filed in the State and County of New York, the State of Florida, and all places in which such filings are necessary or advisable, in the opinion of counsel for Lessor, to establish and perfect Lessor's right, title and interest in the Airship (including the Spare Equipment) and under the Lease and (iii) all other action shall have been taken in accordance with the Operative Agreements then in force as required thereunder or as is necessary or advisable, in the opinion of counsel for the Lessor, to establish and perfect Lessor's right, title or interest therein.

               (m) Opinion of Counsel for Lessee and Guarantors. Lessor shall have received a favorable opinion addressed to it from (i) Bear, Marks & Upham, Special Counsel of Lessee and Pearlman in the form of Exhibit B-1 hereto, (ii) Shaw, Pittman, Potts & Trowbridge, Special Counsel of Lessee in the form of Exhibit B-2 hereto, and (iii) William B. Pringle, III, Counsel of Trans Continental in the form of Exhibit B-3 hereto.

               (n) Opinion of Oklahoma City Counsel. Lessor and Lessee shall have received a favorable opinion addressed to them from Daugherty, Fowler & Peregrin, special counsel in

Oklahoma City ("Special FAA Counsel") in the form of Exhibit C hereto.

               (o) Opinion of General Counsel to FAA. Lessor and Lessee shall have received an opinion from the General Counsel to the FAA in the form of Exhibit D hereto.

               Promptly upon the registration of the Airship and the recordation of the Lease and the Lease Supplement for the Airship pursuant to the Act, Lessee will cause Special FAA Counsel to deliver to Lessor and Lessee a favorable opinion with respect thereto addressed to each of them.

               SECTION 7.  Representations and Warranties.

               (a)    Lessee's Representations and Warranties.
Lessee represents and warrants and agrees that:

                      (i) Organization and Qualification. Lessee (A) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, (B) is a "citizen of the United States," within the meaning of 49 U.S.C. Section 40102(a)(15)(C), (C) has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party, (D) is duly qualified to do business as a foreign corporation in good standing in each state in which the nature of its business makes such qualification necessary or the failure to be so qualified or so to be in good standing would have a material adverse effect on its business or operations or would impair its ability to perform its obligations under the Operative Agreements, (E) has no subsidiaries, and (F) holds all licenses, certificates and permits from Federal government authorities necessary for the conduct of its business as presently conducted.

                      (ii) Corporate Authorization. The execution, delivery and performance of the Operative Agreements to which Lessee is a party have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval or approval or consent of any trustee or holders of indebtedness or obligations of, or of any lessor under any lease to, Lessee except such as have been duly obtained on or prior to the Closing Date, and do not and will not contravene any law, judgment, governmental rule, regulation or order applicable to or binding on Lessee or the certificate of incorporation or by-laws of Lessee (each as amended to date), or contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any property of Lessee under, any contract, agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

                      (iii) Government Approval. Neither the execution and delivery by Lessee of the Operative Agreements to which it is a party, nor the consummation of the transactions by Lessee contemplated thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA, the DOT, the SEC, any court or any other federal or state or foreign governmental authority or agency, except for the certification and registration referred to in Section 6(k), the filings and recordings referred to in Section 6(l), and filings pursuant to any routine recording or regulatory requirements applicable to it, all of which have been duly made.

                      (iv) Valid and Binding Agreements. The Operative Agreements to which Lessee is a party have been duly authorized, executed and delivered by Lessee and, assuming due authorization, execution and delivery by the party or parties thereto other than Lessee, constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the respective terms thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles relating to or limiting creditors' rights generally.

                      (v) Litigation. There are no pending or, to Lessee's knowledge, threatened actions or proceedings before any court or administrative agency which, if adversely determined, would materially adversely affect the business, operation or condition, financial or otherwise, of Lessee or the ability of Lessee to perform its obligations under the Operative Agreements to which it is a party.

                      (vi) Taxes. Lessee has filed all federal, state, local and foreign tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee to the extent that such taxes have become due and payable (except to the extent contested in good faith and by appropriate proceedings and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles); the federal income tax liability of Lessee has been determined by the Internal Revenue Service or is otherwise closed and paid for all fiscal years prior to and including the fiscal year ended December 31, 1994; Lessee has made adequate provisions in respect to taxes and Lessee knows of no material additional or potential assessments which are not covered by such provisions.

                      (vii) Financial Condition. The audited balance sheet of Lessee as of December 31, 1993, and the related statements of operations, changes in stockholders' equity and cash flows for the three fiscal years then ended, and the unaudited balance sheet of Lessee as of September 30, 1994 and the related statements of operations, changes in stockholders' equity and cash flows for the three month period ended September 30, 1994 have been prepared in accordance with generally accepted accounting principles and correctly set forth the financial condition of Lessee as of said dates and the results of operations, changes in stockholders' equity and cash flows for such periods and, since December 31, 1993, there has been no material adverse change in the business, operations or condition, financial or otherwise, of Lessee. Lessee has provided Lessor with a true and correct copy of Lessee's Annual Report on Form 10K for the fiscal year ended December 31, 1993 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, which constitute the latest such Annual Report and Quarterly Reports prepared by Lessee. No audited financial statements have been prepared by Lessee for any periods subsequent to December 31, 1993 and no unaudited balance sheets or statements of operations or changes in cash flows or stockholders' equity exist as of any date or for any period subsequent to September 30, 1994.

                      (viii) Registration and Recordation. Except for (A) the filing and recordation of the instruments referred to in Section 6(l) and (B) to the extent the UCC is applicable, the filing of the UCC financing statements referred to in Section 6(l) (and continuation statements at periodic intervals), no further action is necessary or advisable in order to establish and perfect the Lessor's right, title or interest in the Airship or any part thereof (including the Spare Equipment) in any applicable jurisdiction within the United States of America.

                    (ix) Chief Executive Office. The Chief Executive Office (as such term is defined in Article 9 of the UCC) of Lessee and the location of Lessee's records with respect to the Airship is 7380 Sand Lake Road, Suite 350, Orlando, FL 32819.

                      (x) Securities Laws. Neither Lessee or anyone acting on behalf of Lessee has directly or indirectly offered any beneficial interest or security relating to the ownership of the Airship or the Lease or any interest in the estate, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the Securities Act of 1933, as amended or applicable states securities laws, or both.

                      (xi) All Disclosures Made. Neither the financial statements referred to in Section 7(a)(vii) nor any other documents furnished by Lessee, or on behalf of Lessee, by any person authorized or employed by Lessee to Lessor, in connection with the transaction contemplated by this Agreement or other Operative Agreements contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, as of the date made, not misleading.

                      (xii) Other Agreements. Lessee is not in breach of any agreement to which it is a party which would have a material adverse affect on the operation, business or condition (financial or otherwise) of Lessee or the ability of Lessee to perform its obligations under the Operative Agreements to which it is a party.

                      (xiii) ERISA. Lessee has not engaged in any transaction in connection with which Lessee could be subject to either a material civil penalty assessed pursuant to Section 502(i) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a material tax imposed by Section 4975 of the Code; no employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Lessee (a "Plan") or any trust created under any Plan has been terminated since September 2, 1974; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any Plan maintained by Lessee; there has been no reportable event (within the meaning or Section 4043(b) of ERISA) with respect to any Plan, or any other event or condition which presents a material risk of termination of any Plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan; neither Lessee nor any Plan nor any trust created thereunder has engaged in, and, the transactions contemplated by this Agreement do not constitute, a "prohibited transaction," within the meaning of ERISA or Section 4975 of the Code, which could subject Lessee or any party dealing with any such Plan or trust to any material tax or penalty imposed by such Section on prohibited transactions. Lessee is not liable, including without limitation any potential or contingent liability or withdrawal liability, with respect to any employee pension benefit plan which is a "Multiemployer Plan" within the meaning of
        Section 3 (37) of ERISA. Lessee is not required to provide security to any employee pension benefit plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability for the current plan year.

                      (xiv) Broker's and Finder's Fees. Lessee agrees to save Lessor harmless against any and all claims for broker's, finder's or similar fees or expenses made or asserted by any person or entity claiming to have been employed by or through Lessee, and against all costs and expenses (including reasonable counsel fees) of investigating and defending such claims.

               (b) Lessor's Representations, Warranties and Covenants; Disclaimer. Lessor represents, warrants and covenants that:

                      (i) Organization, Etc. Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into and perform its obligations under this Lease.

                      (ii) Authorization, Etc. This Lease has been duly authorized, executed and delivered by Lessor and assuming the due authorization, execution, and delivery by the other parties thereto constitutes legal, valid and binding obligations of Lessor enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles relating to or limiting creditors' rights generally.

                      (iii) No Violation. Neither the execution, delivery or performance by Lessor of this Lease nor the consummation of any of the transactions by Lessor contemplated hereby contravenes any law, regulation, order or judgment applicable to or binding on Lessor, or any provision of the charter or by-laws (each as amended to date) of Lessor, or will result in a breach of, or constitute a default under, or contravene any provisions of, any contract, agreement or instrument to which Lessor is a party or by which it is bound.

                      (iv) No Consents or Approvals. Neither the execution, delivery or performance by Lessor of this Lease nor the consummation by Lessor of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any Federal, state or local governmental commission, authority, agency or body except for the certification and registration referred to in Section 6 hereof, the filings and recordings referred in Section 6 hereof and filings, if any, made pursuant to any routine recording or regulatory requirements applicable to it.

                      (v) Lessor's Liens. There are no Lessor's Liens on the Airship attributable to Lessor and Lessor shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any Lessor's Liens on any part of the Airship attributable to it.

                      (vi) Disclaimer. Except as provided above, LESSOR LEASES THE AIRSHIP HEREUNDER "AS-IS", "WHERE-IS" AND LESSOR, NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE OR TO MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE AIRSHIP, THE GONDOLA, THE ENVELOPE, ANY ENGINE, ANY PROPELLER, ANY PART, ANY SPARE EQUIPMENT OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER INCLUDING WITHOUT LIMITATION (I) THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN OR OPERATION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR TITLE TO, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE IN, THE AIRSHIP, THE GONDOLA, THE ENVELOPE, ANY ENGINE, ANY PROPELLER, ANY PART, ANY SPARE EQUIPMENT OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER, (II) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR

        THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT TO THE AIRSHIP, THE GONDOLA, THE ENVELOPE, ANY ENGINE, ANY PROPELLER, ANY PART, ANY SPARE EQUIPMENT OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY, OR ARISING FROM THE NEGLIGENCE OF LESSOR, ACTUAL OR IMPUTED, (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, THE AIRSHIP, THE GONDOLA, THE ENVELOPE, ANY ENGINE, ANY PROPELLER, ANY PART, ANY SPARE EQUIPMENT OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR (V) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRSHIP, THE GONDOLA, THE ENVELOPE, ANY ENGINE, ANY PROPELLER, ANY PART, ANY SPARE EQUIPMENT OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER. It is agreed that, as between Lessor and Lessee, all risks incident to the matters discussed in the preceding sentence are to be borne by Lessee. As and when any right of action shall arise against any Supplier of any part of the Airship or any Spare Equipment, Lessee shall be entitled unless and until a Default or Event of Default shall have occurred and be continuing, at its own expense, to exercise all rights of Lessor against such Supplier; provided, however, that (A) Lessee shall not use Lessor's name without the prior written consent of Lessor, and (B) if as a result of any such action any monies are received from any Supplier as aforesaid, the same shall be paid (x) to the extent such monies are being used to repair or improve (to the extent permitted by Section 11(b)) the Airship or any part thereof or any Spare Equipment, to the Person performing such repairs (unless a Default has occurred and is continuing, in which event they shall be paid to Lessor) and (y) otherwise, to Lessor. Lessee shall preserve and protect Lessor's rights under any warranty, covenant or representation made by any Supplier with respect to the Airship or any Spare Equipment, and Lessee shall take no action which will impair such rights of Lessor and shall act solely in compliance with any restrictions or requirements prerequisite to the continued existence, enforcement, validity and maintenance of any such warranty, covenant or representation.

               SECTION 8.  Return of Airship.

               (a) Condition upon Return. Upon the termination of this Lease for any reason other than (i) upon exercise by Lessee of the option in Section 4 hereof, or (ii) compliance by Lessee with Section 12(a)(i) hereof in the case of an Event of Loss of the Airship, Lessee, at its own risk and expense, will return the Airship by delivering the same in the same condition as when delivered to Lessor, ordinary wear and tear excepted, at such location within the continental United States as agreed to by Lessee and Lessor, fully equipped with an Envelope, Gondola and two duly installed Engines and Propellers thereon, or other engines or propellers of the same make and model or other engines or propellers of the same manufacturer (in each case which have a value and utility at least equal to such Engines or such Propellers, are of the same make and model as each other, are suitable for installation and use on the Gondola without materially impairing the value or utility of the Gondola and are in as good operating condition as such Engines or such Propellers, assuming such engines or propellers were in the condition and repair required by the terms hereof immediately prior to such termination) and all other equipment installed therein at the Delivery Date or replacements therefor made in accordance with the provisions of this Lease and the Spare Equipment and any part of the Night Sign not installed in the Airship. At the time of such return, the Airship shall have had an annual inspection performed within one month and 150 operating hours of the date of such return, and shall comply with all outstanding FARs and other regulations, mandatory maintenance directives, airworthiness directives or other instructions of the FAA or other United States governmental authorities having jurisdiction, in each case requiring compliance prior to the date of return of the Airship to Lessor; but if (i) any FAA waivers, variances or extensions are granted with respect to any airworthiness directives, operating procedures or requirements or (ii) the maintenance program of Lessee described in Section 10(b) permits carry-over or deferral of maintenance items, performance of which would, absent such deferral or carry-over, have otherwise been required hereby, Lessee shall nevertheless, at Lessee's sole cost and expense, comply with all such airworthiness directives, operating procedures and requirements and perform or cause to be performed such maintenance items prior to such return. At the time of such return the Airship (i) shall be in compliance with Section 10(b) and duly certificated as an airworthy airship by the FAA and have an unexpired airworthiness certificate, (ii) shall be free and clear of any Liens (except Lessor's Liens), (iii) shall be clean by blimp operating standards, (iv) either shall have a fully inflated Envelope or returned therewith in separate canisters used for safe storage of such material, a sufficient amount of helium to fully inflate the Envelope and (v) shall have a fully operational Night Sign.

               At the time of such return, the Envelope shall pass acceptable helium purity tests as required by the ongoing maintenance program then in effect in accordance with the terms of Section 10(b). In addition at the time of such return each Engine or engine shall (i) have newly replaced cylinder heads if immediately prior to such return there is remaining less than one-half the time between replacements of the cylinder heads on such Engine or engine in accordance with the maintenance program then in effect, and (ii) have had a full power run performance test in accordance with the maintenance program's operations checklist. Satisfactory evidence shall have been provided to Lessor of the correction of any discrepancies discovered during such run.

               (b) Return of Engines and Propellers. In the event that any engine or propeller not owned by Lessor shall be delivered with the Gondola pursuant to Section 8(a), Lessee, concurrently with such delivery, will, at its own expense, furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine or propeller and with a written opinion of Lessee's counsel to the effect that, upon such return, Lessor will acquire good and marketable title to such engine or propeller free and clear of all Liens (except Lessor's Liens); and Lessee shall take such other action in connection therewith as Lessor may reasonably request in order that title to such replacement engine or propeller is duly and properly vested in Lessor to the same extent as the Engine or Propeller replaced thereby. Thereupon, unless a Default or Event of Default shall have occurred and be continuing, Lessor will transfer to Lessee, "as is, where is, and with all faults" and without recourse or warranty, but free of Liens of the types described in clauses (ii) and (iii) of Section 9, all right, title and interest received by Lessor on the Delivery Date (or subsequent date of transfer of title to Lessor) in and to an Engine or Propeller constituting part of the Airship but not installed on the Gondola at the time of the return of the Gondola.

               (c) Manuals; Markings. Upon the return of the Airship, Lessee shall deliver to Lessor all logs, overhaul, repair, maintenance and other manuals and data, parts catalogues and inspection, modification, overhaul and other records required to be maintained with respect thereto under applicable rules and regulations of the FAA or under Section 10(e). Specifically all records necessary and required by the FAA district offices to certify the Airship and place it on an FAA approved maintenance program shall be delivered with the Airship. All records required by FAR Part 91.173 which normally accompany a used airship which has been operating in the type of service provided for in this Lease shall accompany redelivery. All such records shall be made available to Lessor for review a minimum of seven (7) days prior to the agreed date of return.

               (d)    [Reserved].

               (e) Inspections. The Airship and all related records and documents to be returned therewith shall be made available for ground inspection at the facilities where maintenance is generally performed on the Airship no more than 10 days immediately prior to return of the Airship to Lessor. Lessee shall open or cause to be opened the areas of the Airship reasonably requested by Lessor and shall allow Lessor to inspect the Airship to determine if it is in the condition required by this Section 8. Lessee shall promptly correct any discrepancies from the condition required by this Section 8 which are observed during such inspection.

               (f) Failure to Return Airship. If Lessee shall, for any reason whatsoever, fail to return the Airship at the time and in the manner specified in paragraphs (a), (b) and (e) hereof, the obligations of Lessee, including the payment of Rent on a prorated daily basis at the prior monthly rate for any period, as provided in this Lease shall continue in effect with respect to the Airship until the Airship is returned to Lessor in compliance herewith; but this paragraph (f) shall not be construed as permitting Lessee to fail to meet its obligation to return the Airship or any part thereof in accordance with the requirements of this Lease or constitute a waiver of an Event of Default.

               SECTION 9. Liens. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airship or any part thereof (including the Spare Equipment), title thereto or any interest therein or in this Lease, except (i) the respective rights of the parties to this Lease, (ii) Lessor's Liens, unless arising from acts taken when an Event of Default has occurred and is continuing, (iii) Liens for Taxes not yet assessed or, if assessed, either not yet due and payable or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any significant likelihood of the sale, forfeiture or loss of the Airship or any part thereof (including the Spare Equipment), title thereto or interest therein or the use thereof, (iv) mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business for amounts the payment of which is either not yet due and payable or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any significant likelihood of the sale, forfeiture or loss of the Airship or any part thereof, title thereto or interest therein or the use thereof (including the Spare Equipment), and (v) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 10(a). Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

               SECTION 10. Possession; Registration, Maintenance and Operation; Maintenance Reserves; Insignia; Records.

          (a) Possession. Lessee will not, without the prior written consent of Lessor, sell, assign, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airship, or any portion thereof, or install any Engine, or permit any Engine or Propeller to be installed, on any gondola other than on the Gondola; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor, but subject to Section 10(b):

                      (i) deliver possession of the Airship or any part thereof to the Supplier for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airship or any part thereof or for alterations or modifications in or additions to the Airship to the extent required or permitted by the terms of Section 11; and

                      (ii) install an Engine and Propeller on a gondola (other than the Gondola) owned by or leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement if (A) such gondola is free and clear of all Liens except the rights of parties to the lease or conditional sale or other security agreement covering such gondola, and (B) Lessee shall receive from the lessor, conditional vendor or secured party of such gondola a written agreement (which may be the lease or conditional sale or other security agreement) satisfactory to Lessor (Lessor agrees that an agreement in form and substance similar to the last paragraph of this Section 10(a) shall be satisfactory), whereby such lessor, conditional vendor or secured party expressly and effectively agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine or Propeller by reason of such Engine or Propeller being installed on such gondola at any time while such Engine or Propeller is owned by Lessor;

provided, however, that:

               (1) the rights of any Supplier or transferee shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies under this Lease, including the rights to repossession pursuant to Section 18 and to terminate and avoid such transfer upon such repossession and to require such transferee forthwith to deliver the Airship or any part thereof subject to such transfer upon such repossession;

               (2) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred;

               (3) any such transfer shall (i) be consistent with the requirements of this Lease, (ii) include appropriate provisions for the continued registration, maintenance in accordance with FAA standards, operation, insurance and return of the transferred property as required hereunder, and (iii) provide that the transferee may not assign or further transfer the Airship or any part thereof, other than as expressly permitted hereunder;

               (4) no permitted transfer, or other relinquishment of possession permitted hereunder shall affect the registration of the Airship or shall permit any action not permitted to Lessee in this Lease; and

               (5) in connection with any such transfer, all necessary action shall be taken which is required to continue the perfection of Lessor's title and interest in and to the Airship or any part thereof and Lessor's rights under this Lease.

No transfer or other relinquishment of possession of the Airship or any part thereof shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any other Operative Agreement or constitute a waiver of Lessor's rights or remedies hereunder or under any other Operative Agreement.

               Lessor hereby agrees for the benefit of the lessor, conditional vendor or secured party of any gondola leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement that Lessor will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or propeller covered by any such lease or conditional sale or other security agreement as a result of such engine or propeller being installed on the Gondola at any time while such engine or propeller is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party.

               (b) Registration, Maintenance and Operation. Lessee, at its own cost and expense, shall: (i) maintain the registration of the Airship in the name of Lessee in the United States of America under the Act and the recordation with the FAA of this Lease and all other appropriate Operative Agreements and shall promptly produce to Lessor true copies of all applications made in relation to the Airship, of certificates of registration issued pursuant to such applications and of all notifications given pursuant to such registration, and shall not do, or permit to be done by any other Person, any act which might cause the Airship to be ineligible for such registration; (ii) maintain, inspect, service, repair, overhaul and test (or cause to be maintained, inspected, serviced, repaired, overhauled and tested) the Airship and all parts thereof so as to keep the Airship in as good operational repair and condition as when delivered by Lessor hereunder, ordinary wear and tear excepted, and airworthy in all respects, and to that end (but without limiting the generality of the foregoing) carry out all maintenance, overhauls, replacements and repairs to the Airship in accordance with an FAA-approved maintenance program for the Airship (including all basic maintenance recommended by the Supplier of the Airship or any part thereof) and in such condition as may be necessary to enable all applicable airworthiness certifications of the Airship to be maintained in good standing at all times under the Act, and make or cause to be made all necessary adjustments, repairs and replacements thereto; (iii) maintain all records, logs and other material required by the FAA to be maintained in respect of the Airship and (iv) promptly furnish to Lessor such information to which Lessee has or should have reasonable access as may be required to enable Lessor to file any reports required to be filed by Lessor with any governmental authority because of Lessor's interest in the Airship. In the event that Lessor receives any written notice from the FAA with respect to the registration of the Airship, Lessor shall promptly deliver such notice to the Lessee. Lessee's maintenance program for the Airship described in this Section 10(b) shall incorporate a corrosion-prevention program providing for the continuing accomplishment of the cleaning, treating and correcting of mild, moderate and severe or exfoliated corrosion, which shall be revised on an on-going basis to include the incorporation of the latest corrosion-prevention procedures and techniques recommended by the supplier of the Airship or any part thereof. Lessee will maintain the Night Sign (including all maintenance recommended by the Supplier thereof) so as to keep it in the same condition as when initially installed on the Airship and shall update the software included as recommended by the supplier of the Night Sign. Lessee will not permit the Airship to be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction or in violation of any airworthiness certificate, license or registration relating to the Airship issued by any such authority. In the event that any such law, rule, regulation or order requires alteration of the Airship, Lessee will conform thereto or obtain conformance therewith at no expense to Lessor and will maintain the Airship in proper operating condition under such laws, rules, regulations and orders. In the event of hostilities in any part of the world (whether war be declared or not), Lessee shall not employ the Airship nor suffer it to enter any zone which is declared a war zone by the United States Government or by any insurer of the Airship against war risks, if any, or any zone in respect of which any insurers of the Airship shall have withdrawn coverage for the Airship, unless Lessee shall have notified Lessor and there shall have been effected such special insurance coverage as Lessor may reasonably require. Lessee shall not use the Airship nor suffer it to be used in any manner or for any purpose excepted from any of the insurance on or in respect of the Airship or for the purpose of carriage of goods of any description excepted from such insurance or do or permit to be done anything which, or omit to do anything the omission of which, may invalidate any of such insurance. Lessee shall not operate or use the Airship, or permit the Airship to be operated or used by any Person to or from any destination outside the United States of America if such use would result in the Airship being used "predominantly outside the United States" within the meaning of Section 168(g)(4) of the Code or any successor provision. Lessee shall not, at any time, operate or use the Airship, or permit the Airship to be operated or used by any Person (x) in any area in which the protection afforded by the insurance coverage required by Section 13 shall not be applicable to all risks required to be insured against by such Section or (y) in any area other than a jurisdiction which maintains diplomatic relations with the United States of America and which is either (i) a jurisdiction that has ratified and implemented the Convention on the International Recognition of Rights in Aircraft signed (ad referendum) at Geneva, Switzerland on June 19, 1948 and has not formally denounced (or given notification of denunciation of) or repudiated or withdrawn from said Convention or (ii) the United States, Canada, the United Kingdom or a jurisdiction that is a member of the British Commonwealth, so long as the possessory rights of Lessor therein are not adversely affected thereby.

               (c)    [Reserved].

               (d) Insignia. Lessee agrees to affix and maintain and not to cover up in the cockpit of the Gondola adjacent to the airworthiness certificate therein a metal nameplate bearing the inscription "OWNED BY AND LEASED FROM ORIX USA CORPORATION, AS OWNER AND LESSOR" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor); such nameplate also to state the type, manufacturer's serial number and current registration letters of the Airship. Lessee will not place or permit to be placed any other nameplates or other insignia dealing with the rights of any Person other than Lessor in or on the Airship or any part thereof without the prior written consent of Lessor, but Lessee may cause the Gondola and the Envelope to be lettered or otherwise marked in an appropriate manner for convenience of identification of the interest therein of Lessee.

               (e) Records. Throughout the Term, Lessee shall keep or cause to be kept accurate, complete and current records, logs and other material required by the FAA (complying with the requirements of the FAA or any other applicable regulations from time to time in force and with the recommendations of the Supplier) of all use made of, and maintenance carried out with respect to, the Airship and shall permit Lessor or any authorized representative of Lessor to examine such records at any reasonable time. Lessor shall have the same right, title and interest in and to such records as Lessor has in the Airship or any part thereof, including the right of repossession upon the occurrence and continuance of an Event of Default.

               SECTION 11. Replacement of Parts; Alterations, Modifications and Additions.

               (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, but Lessee will, at its own cost and expense, replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens, shall be in compliance with Supplier's specifications and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airship, Gondola or Envelope or from any Engine or Propeller shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airship, Gondola, Envelope, Engine or Propeller and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airship, Gondola, Envelope or to any Engine or Propeller as above provided, or becoming an item of Spare Equipment, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor and (iii) such replacement Part shall become subject to this Lease and be deemed part of the Airship, Gondola, Envelope or such Engine or Propeller or Spare Equipment for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airship, Gondola, Envelope, Engine or Propeller or an item of Spare Equipment.

               (b) Alterations, Modifications and Additions. Lessee, at its own expense, will make such alterations and modifications in and additions to the Airship, Gondola, Envelope, Engines, Propellers and Night Sign as may be required from time to time to meet the standards of the FAA or any other governmental authority having jurisdiction and to maintain the United States Certificate of Airworthiness for the Airship. In addition, Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to the Airship, the Gondola, the Envelope, the Night Sign or any Engine or Propeller as Lessee may deem desirable in the proper conduct of its business; provided, however, that no such alteration, modification or addition shall diminish the value, utility or remaining useful life of the Airship, the Gondola, the Envelope, the Night Sign or any Engine or Propeller or impair the condition or airworthiness thereof, below the value, utility, remaining useful life, condition and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Airship, the Gondola, the Envelope or any Engine or Propeller was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease. Title to all Parts incorporated or installed in or attached or added to the Airship, the Gondola, the Envelope, the Night Sign or any such Engine or Propeller as the result of any alteration, modification or addition made as contemplated in this
Section 11(b) shall, without further act, vest in Lessor and become subject to this Lease; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, at any time during the Term, Lessee may remove any Part (other than the complete Night Sign), provided that (i) such Part is in addition to, and not in replacement of, or in substitution for, any Part originally incorporated or installed in or attached to the Airship, the Gondola, the Envelope, the Night Sign or such Engine or Propeller at the time of delivery thereof hereunder, any
Part in replacement of, or substitution for, any such original Part or an item of Spare Equipment; (ii) such Part is not required to be incorporated or installed in or attached or added to the Airship, the Gondola, the Envelope, the Night Sign or such Engine or Propeller pursuant to the terms of Section 11(a) or the first sentence of this Section 11(b); and (iii) such Part can be removed from the Airship, the Gondola, the Envelope, the Night Sign or such Engine or Propeller without diminishing or impairing the value, utility, remaining useful life, condition or airworthiness which the Airship, the Gondola, the Envelope, the Night Sign or such Engine or Propeller would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed a Part hereunder. Any Part not removed by Lessee as above provided prior to the return to Lessor hereunder of the Airship, the Gondola, the Envelope of any Engine or Propeller in which such
Part is incorporated or installed or to which such Part is attached shall remain the property of Lessor and subject to this Lease.

               SECTION 12.  Loss; Destruction; Requisition; Etc.

               (a) Event of Loss with Respect to the Airship or the Gondola. Upon the occurrence of an Event of Loss with respect to the Airship or the Gondola, Lessee shall forthwith (and, in any event, within 10 days after such occurrence) give Lessor written notice of such Event of Loss and pay to Lessor in the manner and in funds of the type specified in Section 5(c), on the earlier to occur of (i) five days after the date the insurance proceeds from such Event of Loss are paid or (ii) 60 days after the Event of Loss, the Stipulated Loss Value of the Airship, determined by reference to the date of payment of Stipulated Loss Value as set forth in the definition of "Stipulated Loss Value" in Section 1, together with any accrued and unpaid Basic Rent through the SLV Date, and all accrued and unpaid Supplemental Rent. Upon payment in full of such Stipulated Loss Value, together with such accrued and unpaid Rent, (x) the obligation of Lessee to pay Basic Rent shall terminate, (y) the Term shall end with respect to the Airship and (z) Lessor shall transfer to Lessee, "as is,

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




where is, and with all faults" and without recourse or warranty, all Lessor's right, title and interest, if any, in and to the Airship, free and clear of Lessor's Liens.

               (b) Event of Loss with Respect to the Envelope or an Engine or Propeller. Upon the occurrence of an Event of Loss with respect to the Envelope or an Engine or Propeller under circumstances in which there has not occurred an Event of Loss with respect to the Gondola, Lessee shall (i) give Lessor prompt written notice thereof, (ii) within 15 days after such Event of Loss, take such actions as are necessary to ensure that such Envelope, Engine or Propeller shall be replaced as soon as possible and (iii) as soon as possible (but in any event no later than 90 days after the occurrence of the Event of Loss), convey or cause to be conveyed to Lessor, as replacement for the Envelope, Engine or Propeller with respect to which such Event of Loss occurred title to a Replacement Envelope, Replacement Engine or Replacement Propeller free and clear of all Liens (except Lessor's Liens) and having a value and utility at least equal to, and being in as good operating condition as, the Envelope, Engine or Propeller with respect to which such Event of Loss occurred assuming it was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. If Lessee shall not effect such replacement during the period of time provided herein, Lessee shall immediately pay to Lessor the Stipulated Loss Value for the Envelope, Engine or Propeller, as applicable, together with all other required amounts, in accordance with Section 12(a). Lessee's right to comply with this
Section 12(b) shall be subject to the conditions that (x) no Default or Event of Default shall have occurred and be continuing and (y) Lessee will promptly, or will cause to be done promptly (all writings referred to below to be satisfactory in form and substance to Lessor): (1) furnish Lessor with (a) a full warranty bill of sale duly conveying to Lessor the Replacement Envelope, Replacement Engines, Replacement Propellers and replacement items of Spare Equipment, if any, together with such evidence of title as Lessor may reasonably request and (b) an assignment of the purchase agreement with respect to the Replacement Envelope, Replacement Engines and Replacement Propellers (if Lessee shall have any rights thereunder) substantially in the form of the Purchase Agreement Assignment and a consent and agreement of the manufacturer thereof substantially in the form of the Manufacturer's Consent; (2) cause a supplement to this Lease, subjecting such Replacement Envelope, Replacement Engines, Replacement Propellers and replacement items of Spare Equipment to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act; (3) furnish Lessor with such evidence of compliance with the insurance provisions of Section 13 with respect to the Replacement Envelope, Replacement Engines, Replacement Propellers and replacement items of Spare Equipment as Lessor may reasonably request, (4) furnish Lessor with an opinion or opinions of counsel satisfactory to Lessor to the effect that upon such conveyance Lessor will acquire good and marketable title to the Replacement Envelope, Replacement Engines, Replacement Propellers and replacement items of Spare Equipment free and clear or all Liens (except Lessor's Liens); that such Replacement Envelope, Replacement Engines, Replacement Propellers and replacement items of Spare Equipment will be leased hereunder to the same extent as the Envelope, Engines, Propellers and items of Spare Equipment replaced thereby; and to such further effect as Lessor may reasonably request; (5) furnish Lessor with an Officer's Certificate of Lessee signed by its chief executive officer or chief financial officer certifying that, upon consummation of such replacement, no Default or Event of Default will exist; and (6) take such other actions and furnish such other certificates and documents (including appropriate UCC-3 amendments to the financing statements filed on or before the Delivery Date) as Lessor may reasonably request in order that title to the Replacement Envelope, Replacement Engines, Replacement Propellers and replacement items of Spare Equipment be duly and properly vested in Lessor and leased hereunder to the same extent as the Envelope, Engines, Propellers and replacement items of Spare Equipment replaced. Promptly upon the recordation of the supplement to the Lease covering the Replacement Envelope, Engine or Propeller, as applicable, and/or replacement items of Spare Equipment pursuant to the Act, Lessee will cause to be delivered to Lessor an opinion of counsel satisfactory to Lessor as to the due recordation of such supplements. Upon full compliance by Lessee with the terms of this Section 12(b), Lessor shall transfer to Lessee, "as is, where is, and with all faults" and without recourse or warranty, all Lessor's right, title and interest, if any, in and to the Envelope, Engine or Propeller free and clear of Lessor's Liens. No Event of Loss with respect to an Envelope, Engine or Propeller under the circumstances contemplated by the terms of this Section 12(b) shall result in any reduction in Rent. At the time of delivery by Lessee of a Replacement Envelope such Replacement Envelope shall be fully inflated with helium and shall include replacement Parts for those parts of the Night Sign subject to the Event of Loss.

               (c) Application of Payments from Insurers With Respect to an Event of Loss. Any payments received at any time by Lessor or by Lessee from any insurer under insurance maintained by Lessee, or any other Person with respect to an Event of Loss, will be applied as follows:

                      (i) if such payments are received with respect to an Event of Loss relating to the Airship, so much of such payments as shall not exceed the Stipulated Loss Value and any other amounts required to be paid by Lessee pursuant to Section 12(a) shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and other amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and other amounts, and the balance, if any, of such payment remaining thereafter will be paid over to or retained by Lessee; and

                      (ii) if such payments are received with respect to the Envelope, or an Engine or Propeller, such payments shall be paid over to, or retained by, Lessee if Lessee shall have fully performed or, with respect to any payments by Lessee necessary for such performance, shall immediately thereafter perform the terms of Section 12(b) with respect to the Event of Loss for which such payments are made.

               (d) Application of Payments During Existence of Default or Event of Default. Any amount referred to in this Section 12 that is paid or payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment a Default or Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor and may be applied against the obligations of Lessee under this Lease when and as due or against any obligation of Lessee to Lessor under any Operative Agreement and at such time as there shall not be continuing any Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this
Section 12(d).

               SECTION 13.  Insurance.

               (a) Public Liability and Property Damage Insurance. Lessee will, at Lessee's own expense, maintain or cause to be maintained and keep in full force and effect liability insurance in respect of the Airship (including any Engines or engines and Propellers or propellers installed from time to time on the Gondola) in such amounts and against such risks as Lessor may from time to time require, and in particular public liability risks (including, inter alia, contractual liability (including without limitation the indemnification obligations of Lessee hereunder), product liability and passenger liability coverage and coverage against claims by employees (greater than or other than claims covered by Lessee's workers' compensation insurance), agents or subcontractors of Lessee or by their respective dependents and by other third parties) and

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




property damage insurance in all cases with respect to or arising out of the servicing, maintenance, use, operation, ownership or leasing of the Airship (and any Engines or engines and Propellers or propellers from time to time affixed to the Gondola), including any part attached thereto not belonging to Lessor, and the Night Sign and any Engines, Propellers and Spare Equipment for the time being not affixed to the Gondola or the Envelope; provided, however, that all such insurance shall be:

                      (i) in the minimum amounts of $150,000,000 per occurrence, which number shall from time to time be adjusted (a) as necessary to be equal to or greater than that customary in the industry generally or (b) as shall be agreed to by Lessor to the extent the Airship is not operational;

                      (ii) of the types usually carried by corporations engaged in the same or a similar business, similarly situated with Lessee and owning or operating similar airships and engines and which cover risks of the kind customarily insured against by such corporations; and

                      (iii) carried with such insurers of recognized reputation and responsibility as Lessor may from time to time approve.

               Any policies of insurance carried in accordance with this Section 13(a):

                    (A) shall provide that neither Lessor nor any Indemnitee shall be liable for any insurance premium;

                      (B) shall be amended to name Lessor and each other Indemnitee as additional insureds;

                      (C) shall provide that, in respect of the interest of Lessor and each other Indemnitee in such policies, such insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor and each other Indemnitee regardless of any breach or violation of any representation, warranty, declaration or condition contained in such policies by Lessee or any other Person;

                      (D) shall provide that, if such insurance is cancelled for any reason whatsoever or any material change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor or any other Indemnitee for

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




        30 days after receipt by Lessor of written notice from such insurers of such cancellation, change or lapse;

                      (E) shall provide that such insurers shall hold harmless and waive any rights of subrogation against Lessor and each other Indemnitee;

                      (F) shall be primary without right of contribution from any other insurance which may provide coverage to Lessor or other Indemnitee with respect to its interest in the Airship or any part thereof or its liabilities with respect to or arising out of the transactions contemplated by the Operative Agreements;

                      (G) shall expressly provide that all provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy with and covering each insured; and

                      (H) shall waive any right of the insurers to any setoff, recoupment, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessee, Lessor or any other Indemnitee.

               (b) Insurance Against Loss or Damage to Airship. Lessee, at Lessee's own expense, will maintain in effect with such insurers of recognized reputation and responsibility as Lessor may from time to time approve, property loss and damage insurance in respect of the Airship in such amounts and against such risks as Lessor may from time to time require, and in particular all-risk ground and flight aircraft hull insurance (such hull insurance to the extent the Airship is operational) covering the Airship (including without limitation coverage against war risk and the perils of (i) strikes, riots, civil commotions or labor disturbances, (ii) any malicious act or act of sabotage and (iii) hijacking (air piracy), or any unlawful seizure or wrongful exercise of control of the Airship or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Airship acting without the consent of the insured) and all-risk coverage (including without limitation ingestion) with respect to the Engines, Propellers and Spare Equipment (whether or not installed on the Airship) and, in each case, parts thereof removed from any Engine or Propeller or the Gondola (including without limitation war risks, governmental confiscation and expropriation and related insurance), such insurance to be for an amount not less than Stipulated Loss Value for the Airship from time to time, with flight deductible and ground deductible and engine ingestion not exceeding such amount as is customarily carried and maintained by corporations engaged in the same or a similar

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




business, similarly situated with the Lessee with respect to airships and engines similar to the Airship and Engines.

               Any policies carried in accordance with this Section 13(b) shall comply with paragraphs (A) through (H) of Section 13(a) and shall provide that, upon the occurrence of an Event of Loss, proceeds of the insurance shall be paid to Lessor and that on any loss other than an Event of Loss the proceeds of the insurance under $350,000 shall be paid to Lessee and the proceeds equal to or in excess of $350,000 shall be paid to Lessor but that, if a Default or Event of Default has occurred and is continuing, all such proceeds shall be paid to Lessor.

               As between Lessor and Lessee, insurance payments received in respect of (x) an Event of Loss shall be dealt with in the manner provided in
Section 12(c) and (y) any loss or damage not constituting an Event of Loss of the Gondola or Envelope or of an Engine or Propeller will be applied in payment (or, upon Lessee furnishing evidence that all such damage has been repaired, in reimbursing Lessee) for repairs or for replacement property in accordance with the terms of Section 11(a), if not already paid for by Lessee, and any balance remaining after compliance with Section 11(a) with respect to such loss or damage shall be paid to Lessee. Section 12(d) shall apply to this Section 13(b) with respect to payments hereunder.

               (c) Reports, Etc. On the Closing Date and on the renewal date of any insurance (but in any event no less than once in each 12-month period) during the Term, Lessee will furnish to Lessor a report signed by a firm of independent aircraft insurance brokers of recognized standing (which broker shall be the broker regularly retained by Lessee or another independent insurance broker reasonably satisfactory to Lessor) or the insurers certifying that the policies are in form, cover the risks and are in the amounts determined in accordance with this Section 13 and that in the opinion of such firm or insurers the insurance then carried and maintained on the Airship and the Engines otherwise complies with the terms of this Section 13 and including (i) confirmation that the insurance has been placed with insurers, giving the name of each insurer and the period of the policy, (ii) certificates of insurance from Lessee's insurers with respect to all insurance required to be maintained hereunder or such other documents as to which Lessor may agree, (iii) confirmation that all premiums due to the insurers have been paid and (iv) confirmation that the deductibles under such insurance are not in excess of the amount as is customarily carried and maintained by corporations engaged in the same or a similar business, similarly situated with the Lessee with respect to airships and engines similar to the Airship and Engines. Such insurance reports shall provide that no insurance provided pursuant to this
Section 13 shall expire or terminate prior to thirty (30) days or, with respect to war risk and allied perils insurance, seven (7) days or such shorter periods that may be generally available after Lessor has received written notice thereof. Lessee will, and will instruct such firm or insurers to, advise Lessor in writing promptly of any defaults in the payment of any premium and of any other act or omission on the part of Lessee or of any event of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance. The reports and certifications to be given under this
Section 13 shall confirm that the insurance extends to the Airship and the Gondola and Envelope and any Parts while removed therefrom and the Spare Equipment.

               (d) Additional Insurance. Nothing in this Lease shall be construed to prohibit Lessor from insuring the Airship or any Engine or its interest therein at its own expense in an amount in excess of that required to be maintained by Lessee hereunder. In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor may at its option (but shall not be obligated to) provide such insurance and in such event, Lessee shall, upon demand, reimburse such Person, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Default or Event of Default hereunder or otherwise relieve Lessee of its obligations with respect thereto. Nothing in this Section 13 shall limit or prohibit Lessor from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the availability or coverage or cost of any insurance required to be obtained or maintained pursuant to this Section 13; and provided further that any such property damage insurance shall contain a provision that Lessor's underwriters will have no benefit of salvage. Lessee may at its option insure, or cause to be insured, Lessee's leasehold interest in the Airship for an amount in excess of that required to be maintained by Lessee hereunder.

               SECTION 14.  General Indemnification and Expenses.

               Lessee hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to indemnify and hold harmless each Indemnitee from and against, on a net after-tax basis as provided in Section 15(c), any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses to the extent not required to be paid by

Lessor pursuant to Section 28 hereof (including, without limitation, reasonable legal (including in-house legal fees and expenses) and investigative fees and expenses but excluding other internal overhead costs and expenses such as salaries) of whatsoever kind and nature, including but not limited to negligence, strict or absolute liability and liability in tort (any of the foregoing being called a "Loss") which may from time to time be imposed on, incurred by or asserted against any Indemnitee or the Airship or any part thereof (whether or not any such Loss is also indemnified or insured against by any other Person or such Indemnitee has also indemnified any other Person against such Loss), in any way relating to or arising out of (a) any Operative Agreement and the enforcement thereof or (b) the Airship or any part thereof, any data or any other thing delivered or to be delivered under any Operative Agreement, including without limitation the purchase, sale, acceptance, rejection, ownership, delivery, financing, nondelivery, lease, assignment, registration, reregistration, rental, possession, use, presence, operation, condition, storage, preparation, installation, testing, manufacture, design, modification, alteration, maintenance, repair, overhaul, release, sale, return, transportation, transfer, abandonment or other disposition of the Airship or any part thereof (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement, or arising under environmental control, noise or pollution laws or regulations, and loss of or damage to any property or the environment or death or injury to any Person).

               The indemnity set forth above shall not extend to any Loss with respect to such Indemnitee (a) so long as no Default or Event of Default has occurred and is continuing, to the extent such Loss is caused by acts or events which occur after the Airship or, with respect to such part, any part thereof is no longer subject to the Lease or (b) which is a Tax, whether or not Lessee is required to indemnify therefor pursuant to Section 15, or (c) to the extent such Loss results from the willful misconduct or gross negligence of such Indemnitee (or any successor, assign, employee, servant or agent thereof acting on behalf of such Indemnitee other than Lessee acting on behalf of such Indemnitee) or resulting solely from any material misrepresentation or violation or breach of or failure to comply with or perform any obligations of such Indemnitee contained in the Operative Agreements, including the failure of Lessor to discharge any Lessor's Liens attributable to it, unless such misrepresentation, violation or breach is a result of Lessee's failure to comply with the terms of any Operative Agreement to which it is a party.

               If written claim is made against any Indemnitee for any Loss or upon the formal commencement against an Indemnitee of any judicial, administrative or other proceeding involving one or more Losses, such Indemnitee shall promptly, upon receiving written notice thereof, give notice of such commencement to the Lessee. The failure by such Indemnitee so to notify the Lessee shall not discharge, diminish or relieve Lessee of any liability for indemnification that it may have to such Indemnitee hereunder, but any payment by Lessee to an Indemnitee pursuant to this Section 14 shall not be deemed to constitute a waiver or release of any right or remedy (including any remedy of damages) which Lessee may have against such Indemnitee, if, solely as a result of the failure by such Indemnitee to give Lessee notice in accordance with the first sentence of this Paragraph, Lessee is unable to contest the Loss indemnified against. Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, in any judicial, administrative or other proceeding that involves a claim for one or more Losses to assume responsibility for and control thereof. The Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions. Nothing in this Section 14 shall be deemed to require an Indemnitee to contest any claim with respect to a Loss or to assume responsibility for or control of any judicial proceeding with respect thereto.

               The Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control any proceeding to the extent permitted hereby. So long as no Default or Event of Default has occurred and is continuing such Indemnitee shall not enter into a settlement or other compromise with respect to any matter that is the subject of a claim for payment or indemnity under this Section 14 without the prior written consent of Lessee which consent shall not be unreasonably withheld or delayed unless such Indemnitee waives its right to be indemnified with respect thereto under this Section 14.

               Upon payment of indemnification of any amount pursuant to this
Section 14, Lessee shall be subrogated to any claims the Indemnitee may have relating thereto other than with respect to insurance maintained by the Indemnitee. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims.

               In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 14, and such Indemnitee subsequently shall be reimbursed in respect of

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




such amount by any other Person other than by an Affiliate of such Indemnitee, such Indemnitee shall, so long as no Default or Event of Default exists and is continuing or if a Default or Event of Default has occurred and is continuing, upon the cure of all continuing Defaults and Events of Defaults, promptly pay to Lessee an amount equal to (i) the amount of such reimbursement net of all expenses (including Taxes) incurred in obtaining the same plus (ii) the amount of the net reduction in Taxes required to be paid by such Indemnitee resulting from the payment of such reimbursed amount to Lessee (but in no event shall this amount paid by an Indemnitee be in excess of the payment by Lessee pursuant to this Section 14).

               SECTION 15.  General Tax Indemnity.

               (a) General. Except as provided in subsection (b) below, Lessee agrees that each payment of Rent shall be free of all withholdings of any nature whatsoever, and in the event that any withholding is required, Lessee shall pay an additional amount of Rent such that after the deduction of all amounts required to be withheld, the net amount of Rent actually received by each Indemnitee will equal the amount of Rent that would be due absent such withholding. Lessor agrees to cooperate with Lessee to minimize any additional amount of Rent to be paid pursuant to the preceding sentence and to further cooperate with Lessee to permit Lessee to recover any such withholdings that represent a mechanism for collecting a tax that is excluded from Lessee's indemnification obligation hereunder. Further, except as provided in subsection
(b) below, Lessee hereby agrees, whether or not any of the transactions contemplated hereby are consummated, to pay, assume liability for and indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all license, documentary, recording, registration and other fees and all taxes, levies, imposts, duties, charges, assessments or withholdings (including, but not limited to, income, franchise, gross receipts, sales, use, rental, value added, turnover, excise, personal property, user, transfer and stamp taxes) of any kind or nature whatsoever, including any payments in lieu thereof, together with any penalties, fines, additions to tax or interest thereon or other additions thereto (all of the above are herein collectively called "Taxes") which may be imposed on or asserted against any Indemnitee, Lessee, the Airship or any part thereof or any interest therein (whether or not indemnified against by any other Person), by any federal, state, or local government or taxing authority in the United States, or in any territory, possession or commonwealth of the United States, or by any taxing authority or political subdivision of any foreign country, or by any international authority or which may be imposed upon or with respect to the Operative

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




Agreements and the transactions contemplated thereby, including, but not limited to, any Tax imposed upon or with respect to:

                         (i) the Airship or any part thereof, any data, or any other thing delivered or to be delivered under an Operative Agreement;

                      (ii)  any Operative Agreement;

                      (iii) the purchase, acceptance or rejection of the Airship or any part thereof, any data, or any other thing delivered or to be delivered under an Operative Agreement, or the ownership, transfer of title, insuring, inspection, overhaul, abandonment, delivery, nondelivery, lease, re-lease, assignment, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, release, sale, return, transfer or other disposition of the Airship or any part thereof, any data or any other thing delivered or to be delivered under an Operative Agreement;

                     (iv) the transactions to be effected by Lessor as provided herein; or

                      (v) Rent, interest paid hereunder, fees or any other income, proceeds, receipts, earnings or other amounts paid, whether actual or deemed, arising upon, in connection with or in respect of any of the Operative Agreements or the transactions contemplated thereby.

               (b) Certain Exceptions. The provisions of subsection (a) above shall not apply to, and Lessee shall have no indemnity liability to any Indemnitee under subsection (a) above with respect to:

                      (i) Taxes imposed (whether by withholding or otherwise) on any Indemnitee which are imposed on, measured in whole or in part by, or based upon the income, earnings and profits, capital or net worth of such Indemnitee or any Tax which is a franchise tax imposed for the privilege of doing business, a capital gains tax, excess profits tax, accumulated earnings tax, minimum or alternative minimum tax, tax preference, personal holding company tax, or a gross receipts or gross income tax (other than a tax in the nature of a sales or use, license, value added, excise or property tax) provided, however, that, notwithstanding the foregoing exclusions, there shall not be excluded
        (A) any net increase in Taxes resulting from the imposition of Taxes by any jurisdiction (other

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




        than the United States or a jurisdiction in which such Indemnitee has its principal place of business) if such Indemnitee would not have been required to file returns with respect to Taxes of such type had the Airship not been used, operated or located, or Lessee had not conducted its operations in, such jurisdiction or (B) in the case of Lessor, any Taxes (other than Taxes based on or measured by net income) which are by their terms in lieu of Taxes which would otherwise be indemnified;

                      (ii) Taxes imposed as a result of a sale, transfer or other disposition (whether voluntary or involuntary) by the Indemnitee of any interest of such Indemnitee in the Airship or any part thereof, or any Operative Agreement (other than the leasing of the Airship to Lessee pursuant hereto or the purchase of the Airship pursuant to the Purchase Agreement Assignment and the Purchase Agreement, unless such sale, transfer or other disposition shall have occurred (A) because of any act or omission of Lessee under Sections 11 or 12 hereof or (B) at any time while a Default or Event of Default shall be continuing;

                      (iii) Taxes to the extent incurred or imposed in respect of any period (or portion thereof) after the expiration or earlier termination hereof with respect to the Airship (other than pursuant to Section 18 hereof); or

                      (iv) Taxes which result solely from acts or omissions of any Indemnitee which are unrelated to the transactions contemplated by, or are forbidden by, the Operative Agreements.

               (c) Gross-Up and Certain Adjustments. Lessee further agrees that, with respect to any payment or indemnity to an Indemnitee under Section 14 and this Section 15, and notwithstanding clause (i) of subsection (b) above, Lessee's indemnity obligations shall include any amount necessary to hold such Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Indemnitee with respect to such payment or indemnity (including any payments under this Section 15(c). If any Indemnitee realizes a tax benefit or an aggregate net reduction in Taxes by reason of any Taxes or other liabilities paid or indemnified against by Lessee under Section 14 or this Section 15, such Indemnitee shall, so long as no Default or Event of Default exists and is continuing or if a Default or Event of Default has occurred and is continuing, upon the cure of all continuing Defaults and Events of Default, pay to Lessee an amount which is equal to the amount of such tax benefit or aggregate net

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




reduction in Taxes plus the amount of any further tax savings such Indemnitee determines it has recognized as a result of any payment pursuant to this sentence, but only after Lessee shall have made all payments to such Indemnitee theretofore due pursuant to Section 14 and this Section 15, provided, however, that such payment by such Indemnitee shall not exceed the aggregate amount previously paid by Lessee to or on behalf of such Indemnitee pursuant to Section 14 and this Section 15; and provided further that any amount not paid by such Indemnitee pursuant to the previous proviso shall be carried forward and reduce pro tanto any subsequent obligation of Lessee to make payments to such Indemnitee pursuant to Section 14 or this Section 15. Each such Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit; provided, however, that such Indemnitee shall not be required to file an amended United States Federal, state or local income tax return if such Indemnitee provides Lessee on a timely basis with an opinion of independent tax counsel, selected by such Indemnitee and reasonably acceptable to Lessee, that it is more likely than not that such Indemnitee will not obtain such tax benefit. Any Tax that is incurred by an Indemnitee as a result of the disallowance or adjustment of the tax benefit or aggregate net reduction in Taxes for which such Indemnitee shall have made a payment to Lessee pursuant to this Section 15(c) shall be treated as a Tax for which Lessee, notwithstanding subsection (b) above, is obligated to indemnify such Indemnitee pursuant to this Section 15. If as a result of any advance made by Lessee under Paragraph (e) below to an Indemnitee the aggregate taxes paid or accrued by such Indemnitee for any taxable year shall be more than the amount of such taxes which would have been payable by the Indemnitee had no such advance been made, and if such increase in Taxes was not taken into account in determining the amount of the advance, then such increase in Taxes will be treated as a Tax for which Lessee must indemnify the Indemnitee pursuant to this
Section 15.

               (d) Payment. Except as otherwise provided in the first sentence of Section 15(a), the amount payable to any Indemnitee pursuant to this Section 15 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable but not prior to the payment of the indemnified Taxes. Any amount payable by any Indemnitee pursuant to subsection (c) above with respect to any tax benefit or aggregate net reduction in Taxes shall be paid within 30 days after such Indemnitee realizes such tax benefit or aggregate net reduction in Taxes.

               (e) Contest. If written claim is made against any Indemnitee for any Taxes required to be indemnified in this Section 15, such Indemnitee shall within thirty (30) days notify Lessee; provided however, that any failure to notify Lessee shall not diminish Lessee's obligations hereunder except to the extent Lessee is prevented from effectively exercising its contest rights. If requested by Lessee in writing (provided that Lessee shall furnish the Indemnitee a written opinion of independent counsel selected by Lessee and reasonably satisfactory to Indemnitee to the effect that a meritorious defense to such claim exists), such Indemnitee shall in good faith contest, including an appeal to the first court of competent jurisdiction (or, in the good faith discretion of such Indemnitee, permit Lessee to contest in the name of Lessee or in the name of such Indemnitee) the validity, applicability and amount of such Taxes by (i) resisting payment thereof, if such Tax Indemnitee in its reasonable discretion shall determine such course of action to be appropriate, (ii) paying the same under protest, if protest is necessary and proper, or (iii) if payment shall be made, attempting to obtain a refund thereof in appropriate administrative and judicial proceedings, including an appeal to the first court of competent jurisdiction, provided, however, that (A) prior to taking such action Lessee shall have agreed to pay such Indemnitee on demand, (or, in the case of item (II) below, advance to such Indemnitee on an interest-free basis) all costs and expenses which such Indemnitee may incur in connection with contesting such claim, including, without limitation, (I) all reasonable legal, accountants' and investigatory fees and disbursements, and (II) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Tax, sufficient funds on an after-tax basis to make such payment, and (B) such proceedings do not, based on a good faith determination of such Indemnitee involve any danger of the sale, forfeiture or loss of the Airship or any part thereof or if there is such a risk, Lessee has provided to the Indemnitee security in form and substance reasonably satisfactory to such Indemnitee. The Indemnitee shall determine the method of any contest and (upon good faith consultation with Lessee) control the conduct thereof. Notwithstanding anything contained in this Section, an Indemnitee will not be required to contest, or to continue to contest the validity, applicability or amount of any Tax (or portion thereof) (x) the amount of the claim for which does not exceed $25,000 or (y) if a Default or Event of Default has occurred and is continuing.

               Any Indemnitee may in its sole discretion (by written notice to Lessee) unconditionally waive its rights to the indemnities provided for in this
Section 15 and refrain from contesting, or continuing the contest of such

Taxes, in which event Lessee shall have no liability to such Indemnitee hereunder with respect to such Taxes and such Indemnitee shall refund to Lessee any advance previously made by Lessee with respect to such Taxes, plus interest thereon at the rate applicable to refunds of such Taxes under the laws of the relevant jurisdiction.

               (f) Refund. If (i) any Indemnitee shall obtain a refund of all or any part of any Taxes which Lessee shall have paid or advanced for such Indemnitee or for which Lessee shall have reimbursed such Indemnitee and (ii) no Default or Event of Default shall have occurred and be continuing and none of the remedies as provided in or permitted by the Lease or applicable law has been exercised, such Indemnitee shall pay to Lessee in repayment of such taxes or advance an amount equal to (x) the sum of (A) the amount of such refund, (B) any interest received on such refund attributable to any Taxes paid or advanced by Lessee to or for such Indemnitee, and (C) the amount of any Tax benefit realized by such Indemnitee as the result of any payment pursuant to this sentence, reduced by (y) any Taxes incurred by such Indemnitee by reason of the receipt of such refund or the interest thereon; provided, however, that such amounts of refund and interest, if any, shall not be payable before such time as Lessee shall have made all payments or indemnities theretofore due to such Indemnitee under this Section 15.

               (g) Reports; Records. In case any report or return is required to be made with respect to any Tax for which there is an indemnity obligation of Lessee under this Section 15, Lessee will either make such report or return in such manner as will show the ownership of the Airship in Lessor and send a copy to the Indemnitee and, if the Indemnitee is not Lessor, to Lessor, or will notify the Indemnitee of such requirement and make such report or returns in such manner as shall be reasonably satisfactory to the Indemnitee, but the Indemnitee may revoke such authority and assume responsibility for the filing of such reports or returns, if such action is in good faith and not unreasonable. Lessee will maintain such records and provide such information (including withholding receipts) as any Indemnitee may reasonably require from Lessee to enable such Indemnitee to timely and properly fulfill its tax filing requirements. Each Indemnitee will provide such information ordinarily maintained by such Indemnitee as Lessee may reasonably require from such Indemnitee to enable Lessee to fulfill its tax filing requirements.

               (h) Payments. Except as provided in the first sentence of Section 15(a), any payments made pursuant to Section 14 or 15 shall be made in Dollars directly to the Person entitled thereto or to Lessee, as the case may be, in

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




immediately available funds at such bank or to such account as specified by the payee in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Agreement.

               (i) Interest on Overdue Amounts. If any amount payable by Lessee or any Indemnitee, as the case may be, under Section 14 or 15 is not paid when due, Lessee or such Indemnitee, as the case may be, shall pay an additional amount equal to interest at the Overdue Interest Rate on the overdue amount for the period from and including the due date for the overdue payment to but excluding the date of payment of the overdue amount.

               (j) Survival. All indemnities, obligations, adjustments and payments provided for in Section 14 or 15 shall survive and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement, or any other Operative Agreement. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, the Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder.

               SECTION 16. Inspection. At all times Lessor or its agents or authorized representatives may make such inspection of the Airship and the books, records and documents of Lessee or those caused to be maintained by Lessee relative thereto as Lessor reasonably requests. If an inspection is made, to the extent practicable, Lessor shall make any such inspection of the Airship during Lessee's regularly scheduled maintenance with respect thereto. Such repairs as shall be shown by such inspection to be required shall be made by Lessee at its expense within a reasonable time of Lessee receiving notice in writing requiring it to do so. Such Persons shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

               SECTION 17. Events of Default. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) Lessee shall fail to pay in full, in the manner and at the place required by the terms hereof, any

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




payment of Basic Rent, or Supplemental Rent in any such case whenever the same shall become due, and such failure shall continue for a period of ten calendar days; or

               (b) Lessee shall fail to carry and maintain insurance on or with respect to the Airship in accordance with the provisions of Section 13; or

               (c) Lessee shall operate the Airship at a time when, or at a place in which, any of the insurance required by Section 13 shall not be in effect; or

               (d) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, or any interest herein, or of the right to possession of the Airship or any part thereof; or

               (e) Lessee shall fail to perform or observe any other covenant, warranty, condition or agreement to be performed or observed by it hereunder or under any other Operative Agreement and such failure shall continue unremedied for a period of 30 days after written notice thereof from Lessor to Lessee; or

               (f) any representation or warranty made by Lessee herein or in any other Operative Agreement or in any certificate required to be delivered hereunder or thereunder shall at any time prove to have been incorrect in any material respect at the time made; or

               (g) Lessee shall fail to make any payment when due with respect to any Debt (as defined below), or any event shall occur or any condition shall exist with respect to any such Debt, and such failure, event or condition shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, if as a result of such failure, event or condition (in the case of any such payment other than a payment due upon the final maturity or acceleration of such Debt) the maturity of such Debt is accelerated (for the purposes of this clause , "Debt" means $100,000 or more of (A) indebtedness for borrowed money, or evidenced by bonds, debentures, notes or similar instruments or for the deferred purchase price of property or services or in respect of letters of credit, for which Lessee is, at the time of such acceleration, liable as obligor or guarantor or (B) obligations under leases in respect of which Lessee is liable as obligor or guarantor); provided, however that no Event of Default shall be deemed to exist with respect to an event or condition, not including a failure to make a payment, under a lease (other than a lease in which Lessor is lessor) so long as Lessee is contesting the acceleration of the maturity of such debt in good faith and by

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




appropriate proceedings and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles; or

               (h) (a) Pearlman shall fail to perform or observe any covenant to be performed or observed by him under the Amended and Restated Pearlman Guaranty and such failure shall continue unremedied for a period of 15 days after written notice from Lessor to Pearlman or the Amended and Restated Pearlman Guaranty shall, for any reason, no longer be in full force and effect or (b) Trans Continental shall fail to perform or observe any covenant to be performed or observed by it under the Trans Continental Guaranty and such failure shall continue unremedied for a period of 15 days after written notice from Lessor to Trans Continental or the Trans Continental Guaranty shall, for any reason, no longer be in full force and effect; or

               (i) any representation or warranty by Pearlman or Trans Continental under the applicable Guaranty shall at any time prove to have been incorrect in any material respect at the time made; or

               (j) (i) Lessee or either Guarantor shall apply for or consent to the appointment of a custodian, receiver, trustee, liquidator or similar officer for it or for all or any substantial part of its property, or shall make a general assignment for the benefit of creditors or (ii) Lessee or either Guarantor shall admit in writing its inability to pay its debts generally as they become due, or Lessee or either Guarantor shall be generally not paying its debts as they become due, or Lessee or either Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or either Guarantor in any such proceeding, or Lessee or either Guarantor shall by voluntary petition, application, answer, consent or otherwise institute any proceeding, or seek relief under the provisions of any law now or hereafter existing, relating to bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or the like in respect of the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors or (iii) Lessee or Trans Continental shall take corporate action for the purpose of any of the foregoing; or

               (k) an order, judgment or decree shall be entered by any court or governmental agency of competent jurisdiction appointing, without the application or consent of Lessee or either Guarantor, a custodian, receiver,

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




trustee, liquidator, sequestrator or similar officer for Lessee or Guarantor, as the case may be, or for all or any substantial part of its property, or any substantial part of the property of Lessee or either Guarantor shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, undischarged, unstayed and unvacated for a period of 30 days after the date of entry thereof; or

               (l) final judgment or judgments for the payment of money aggregating in excess of $100,000 shall be rendered and outstanding against Lessee or either Guarantor and the same shall remain undischarged and outstanding for a period of 45 days during which execution of such judgment shall not be stayed.

               SECTION 18. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and at any time thereafter, so long as Lessee has not remedied all outstanding Events of Default, Lessor may immediately do one or more of the following with respect to all or any part of the Airship as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

               (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or such part of the Airship (including the Spare Equipment) as Lessor may so demand to Lessor or as it may direct at any location within the United States of America as may be designated by Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of (other than the notice requirement set forth in Section 8(a) with respect to the return location),
Section 8 as if such Airship were being returned at the end of the Term or Lessor, at its option, may enter upon the premises where all or any part of the Airship is located and take immediate possession of and remove the same, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

               (b) sell or cause to be sold all or any part of the Airship at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of such Airship as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee except as hereinafter set forth in this Section 18 and without any duty to account to

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




Lessee with respect to such action or inaction or for any proceeds with respect thereto;

               (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above with respect to all or any part of the Airship, Lessor, by written notice to Lessee specifying a payment date (which shall be a Rent Payment Date on or after the date of such notice), may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Airship due for periods commencing after the payment date specified in such notice), any unpaid Basic Rent for the Airship due prior to the payment date specified in such notice, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, at the Overdue Interest Rate on the amount of any such unpaid Basic Rent with respect thereto and on such specified amount from the respective due dates to and including the actual date of payment): (i) an amount equal to the excess, if any, of (A) the present worth as of the payment date specified in such notice of all installments of Basic Rent for the Airship for the portion remaining after such payment date of the Term, discounted monthly (effective on the Rent Payment Dates) at a rate of 5% per annum, over (B) the aggregate Fair Market Rental Value of the Airship for the portion remaining after such specified payment date of the Term, discounted monthly (effective on the Rent Payment Dates) at a rate of 5% per annum; or (ii) an amount equal to the excess, if any, of (A) the Stipulated Loss Value for the Airship, computed as of the Rent Payment Date specified in such notice, over (B) the Fair Market Sales Value of the Airship as of the payment date specified in such notice;

               (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold all or any part of the Airship, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Airship, may, if it shall so elect, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for the Airship or part thereof due after the next Rent Payment Date), any unpaid Basic Rent for the Airship or part thereof due through such next Rent Payment Date, plus an amount equal to the excess, if any, of (A) the Stipulated Loss Value of the Airship or part thereof computed as of such next Rent Payment Date, over (B) the net proceeds (after deduction of costs, expenses and sales taxes) of such sale; Lessee shall also pay to Lessor interest, if any, at the Overdue Interest Rate on the amount of any such unpaid Basic Rent and the amount of such excess

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




from the respective due dates to and including the date of actual payment;

               (e) Lessor may terminate this Lease as to the Airship or may exercise any other right or remedy which may be available to it under applicable law;

               (f) Lessor may by written notice to Lessee specifying a payment date which shall be not earlier than 10 days after the date of such notice, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on such payment date (i) any unpaid Rent payable on or prior to such payment date, (ii) the Stipulated Loss Value as of the immediately preceding SLV Date and (iii) any damages and expenses, including reasonable attorneys' fees, which Lessor shall have sustained by reason of the breach of any covenant or covenants of this Lease other than for the payment of Basic Rent; provided that upon such payment Lessor shall transfer the Airship to Lessee on an "as is, where is" basis, free and clear of all Lessor's Liens and without recourse, representation or warranty, express or implied, including an express disclaimer of representations and warranties in a manner comparable to that set forth in Section 7(b); or

               (g) proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

               Lessee shall also be liable, except as otherwise provided above, for any and all unpaid Rent, as the case may be, due before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses (including those of Lessor) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Airship or any part thereof in accordance with the terms of Section 8 or in placing the Airship or any part thereof in the condition or airworthiness required by such Section.

               At such sale of the Airship or any part thereof pursuant to this
Section 18, Lessor may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any of or all such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent

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




permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Airship or any part thereof in mitigation of Lessor's damages as set forth in this Section 18 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 18.

               SECTION 19.  Certain Covenants of Lessee.

               (a) Financial and Other Information. Lessee agrees to furnish
Lessor:

                      (i) within 90 days after the end of each fiscal year of Lessee, annual financial statements of Lessee certified by Grant Thornton or independent certified public accountants of recognized national standing selected by Lessee and acceptable to Lessor;

                      (ii) within 45 days after the end of each of the first three-quarters of each fiscal year, quarterly financial statements of Lessee;

                      (iii) concurrently with the statements furnished pursuant to either clause (i) or clause (ii), a certificate signed by the chief executive officer or chief financial officer of Lessee certifying that no Default occurred during the period covered by such statements or exists at the date of such certificate or, if such Default occurred or exists, specifying the nature and period of existence thereof and what action Lessee has taken or proposes to take with respect thereto;

                      (iv) promptly after becoming aware thereof, notice in writing of (A) any proceeding by or against Lessee the adverse determination of which would materially adversely affect Lessee's financial condition, affairs or operations and (B) any other matter which materially adversely affects Lessee's business, operations or condition (financial or otherwise) or Lessee's ability to perform under this Lease;

                      (v) with reasonable promptness, such other information and data with respect to Lessee and the Airship as from time to time may be reasonably requested, including without limitation such information (in sufficient number) as may be required to enable Lessor to file any reports, including tax returns, required to be filed by Lessor with any governmental authority because of Lessor's ownership of the Airship or any part thereof or because of receipt of Rent;

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




                      (vi) forthwith upon the occurrence of any Default, Event of Default, Event of Loss, event or circumstance which, with the passage of time or the giving of notice, or both would constitute an Event of Loss (including the institution of any condemnation proceedings), a certificate of the chief financial officer of Lessee setting forth the details thereof and the action which Lessee is taking with respect thereto;

                      (vii) from time to time, at the time sent to Lessee's stockholders, all reports, notices and other materials sent to Lessee's stockholders;

                      (viii) promptly after the same are filed, copies of all financial statements and reports (including copies of all reports on Form 8-K, Form 10-K, Form 10-Q, all registration statements other than on Form S-8, all proxy statements and all regular and periodic reports (without exhibits thereto, provided that such exhibits will be so furnished upon request)) which Lessee may make to or file with the Securities Exchange Commission; and

                      (ix) prompt notice of any relocation of its chief executive office or its records with respect to the Airship from their present location.

               (b) Corporate Existence. Lessee shall at all times maintain its corporate existence. Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its respective rights (charter and statutory) and franchises; except that Lessee shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and if the loss thereof does not materially adversely affect the rights of Lessor under the Operative Agreements.

               (c) Citizen. Lessee will at all times remain a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C).

               (d) Merger. Lessee shall not consolidate with or merge into any other corporation, or convey, transfer or lease all or substantially all of its assets as an entirety to any person, unless:

                      (i) The corporation formed by such consolidation or merger or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee, as the case may be, as an entirety (the "Successor") (A) shall be a corporation organized and existing under the laws of the United

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




        States of America or any State or the District of Columbia, (b) shall be a "citizen of the United States" as defined in Section 101(16) of the Act, (C) shall execute and deliver to Lessor an agreement in form and substance reasonably satisfactory to Lessor, containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Operative Agreements to which it is a party and to be performed or observed by Lessee and containing representations and warranties of such Persons substantially in the form of the representations and warranties of Lessee contained herein, (D) shall make such filings and recordings, including any filing or recording with the FAA pursuant to the Act, as shall be necessary to evidence such consolidation, merger, conveyance, transfer or lease with or to the Successor, and (E) shall have a tangible net worth, determined in accordance with generally accepted accounting principles, of at least two (2) times the present value as of the effective date of such transaction of all installments of Basic Rent remaining, discounted monthly at a rate of 5% per annum;

                      (ii) Immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing and the financial or other ability of Lessee to perform its obligations under the Operative Agreements to which it is a party shall not be materially adversely affected by such transaction;

                      (iii) Lessee shall have delivered to Lessor, promptly upon consummation of such transaction, an Officer's Certificate stating that the conditions precedent set forth in paragraphs (i) and (ii) have been complied with an opinion of counsel to Lessee reasonably satisfactory to Lessor stating that the agreements entered into to effect such consolidation, merger, conveyance, transfer or lease and such assumption agreement are legal, valid and binding obligations of the Successor, enforceable in accordance with their respective terms and that all conditions precedent which are legal in nature herein provided for relating to such transaction have been fulfilled; and

                      (iv) Upon any such consolidation, merger, conveyance, transfer or lease, the Successor shall succeed to, be substituted for, and may exercise every right and power of, Lessee under the applicable Operative Agreements with the same effect as if the Successor had been named as Lessee therein. No such conveyance, transfer or lease of substantially all the assets of Lessee as an entirety shall have the effect

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




        of releasing Lessee or any successor which shall theretofore have become such in the manner prescribed in this Subsection (d) from its liability under the Operative Agreements to which it is a party.

               (e) Observer Rights. During the term of this Agreement, Lessee shall be required to give notice to Lessor of any regular or special meeting of its Board of Directors (or any executive committee thereof) and permit a representative of Lessor (to be selected by Lessor) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors and all such materials provided to Lessee by any member of the Board of Directors; provided however, that such representative shall agree to hold in confidence and trust all information so provided.

               (f) Location of Parts and Spare Equipment. Lessee shall keep all Spare Equipment and all Parts that remain the property of Lessor pursuant to the terms of Section 11 hereof (despite removal from the Gondola, Envelope, Engine or Propeller) (i) on the Mast Truck, or (ii) at the place therefor specified on Annex A annexed hereto, or (iii) upon 30 days' prior written notice to Lessor at such other places in jurisdictions, where all action that may be necessary or desirable or that Lessor may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Lessor to exercise and enforce its rights and remedies hereunder, with respect to such Parts and Spare Equipment shall have been taken.

               SECTION 20. Further Assurances. All obligations of Lessee in this Lease shall be done, performed or complied with at Lessee's cost and expense, whether or not so expressed, unless otherwise expressly stated. Forthwith upon the execution and delivery of this Lease, each Lease Supplement and each other supplement hereto, Lessee will cause this Lease and each such Lease Supplement or other supplement to be duly filed and recorded in accordance with the Act or any successor law. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents (including UCC financing statements and continuation statements) and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements and to establish and perfect the rights and remedies created or intended to be created in favor of Lessor hereunder, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable.

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





               SECTION 21. Notices. All notices, requests, demands, waivers or other communications required hereunder or given pursuant hereto shall be in writing to the parties listed below unless otherwise expressly provided herein. Any notice permitted hereunder shall become effective (i) when delivered personally or (ii) five business days after being deposited in the mails, certified or registered with appropriate postage prepaid for first-class mail, or (iii) when dispatched by telex or by facsimile transmission (together with written confirmation by mail as provided above), and shall be directed to the following addresses, as appropriate:

               If to Lessee, to:

                                    Airship International Ltd.
                                    7380 Sand Lake Road, Suite 350
                                    Orlando, FL 32819

                      Attention:  Louis J. Pearlman

                      Telex No.:  238869
                      Answerback: TCON

                      Telecopy No.:  (212) 764-4430

               With copies to:

                                Louis J. Pearlman
                                President
                                9235 Ridge Pine Trail
                                Orlando, Florida
                                32819

                      and

                                Baer, Marks & Upham
                                805 Third Avenue
                                New York, New York 10022

                      Attention: Samuel F. Ottensoser, Esq.

                      Telecopy No.:  (212) 702-5941

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




                      and

                                    Trans Continental Airlines, Inc.
                                    7380 Sand Lake Road, Suite 350
                                    Orlando, FL 32819

                                    Attention: Louis J. Pearlman

               If to Lessor, to:

                                   ORIX USA Corporation
                                   550 South Hope
                                   Suite 1600
                                   Los Angeles, California 90071

                     Attention: Vice President - Operations

                      Telecopy No.: (213) 955-6530

               With a copy to:

                                  O'Melveny & Myers
                                  153 East 53rd Street
                                  New York, New York 10128

                      Attention:  Steven L. Grossman, Esq.

                      Telecopy No.: (212) 326-2061

or to such other address as Lessee or Lessor as the case may be, shall from time to time designate by notice in writing to the other party.

               SECTION 22. No Setoff, Counterclaim, Etc. Lessee's obligation to pay all Rent payable hereunder or under any other Operative Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any Supplier, any Indemnitee or any other Person for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Airship or any part thereof, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person, (iv) any restriction, prevention or curtailment of or interference with any use of the Airship or part thereof; (v) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise, or
(vi) any other circumstance, happening or event whatsoever,

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




whether or not similar to any of the foregoing. All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and without abatement, suspension, deferment, deduction, diminution or proration by reason of any circumstance or occurrence whatsoever. Lessee hereby waives, to the extent permitted by applicable law, any and all right which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall be final and net as to Lessor and Lessee. Lessee will not seek to recover all or any part of such payment of Rent from Lessor for any reason whatsoever.

               SECTION 23. Quiet Enjoyment. So long as no Event of Default or Default shall have occurred and be continuing, Lessee shall be entitled to possession and use, during the Term and in accordance with and subject to the terms hereof and of the Operative Agreements, of the Airship. So long as Lessee shall be in compliance with each and all of its obligations and covenants set forth herein and in the Operative Agreements to which Lessee is a party, Lessor shall not, except as permitted herein, do any act which interferes with any right of Lessee peaceably and quietly to hold, possess and use the Airship in accordance with the terms of this Lease.

               SECTION 24. Assignment. Except as otherwise provided herein, Lessee will not, without the prior written consent of Lessor, assign all or any of its rights, obligations or duties hereunder. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Notwithstanding the above, no assignment by Lessee will be valid if it causes any of the representations in the Purchase Agreement Assignment or herein to become untrue, and any such purported assignment shall be null and void ab initio.

               SECTION 25. Lessor's Right To Perform for Lessee. If Lessee fails to pay any Supplemental Rent required to be paid by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Interest Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

               SECTION 26. Survival. The representations, warranties, indemnities and agreements of Lessee provided for in this Lease, and Lessee's obligations under any and all provisions hereof, shall survive the expiration or other termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, Lessor and its successors and assigns.

               SECTION 27. SUITS; JURISDICTION; VENUE. LESSOR MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST LESSEE IN ANY COURT IN ANY PLACE WHERE LESSEE OR ANY OF ITS ASSETS MAY BE FOUND. LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK, AND AGREES TO TAKE ANY AND ALL FUTURE ACTION NECESSARY TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. LESSEE IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT IN NEW YORK, NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               SECTION 28. Expenses. Each party hereto shall be solely responsible for its own legal fees and expenses in connection with the execution, delivery and preparation of this Lease and all related agreements. All other costs, fees and expenses incurred by any party in connection with entering into these transactions shall be paid by the party incurring such costs, fees or expenses (without any right of reimbursement from the other party).

               SECTION 29. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Airship or any part thereof except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered Sections, unless otherwise indicated, are to Sections of this Lease. THIS LEASE IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS LEASE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (DISREGARDING ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). This Lease, and any Lease Supplement executed pursuant hereto, may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 30. Truth-in-Leasing Clause. Pursuant to Section 91.54 of the Federal Aviation Regulations, Lessor and Lessee understand and agree as follows:

LESSEE CERTIFIES THAT DURING THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE EXECUTION OF THIS LEASE THE AIRSHIP HAS BEEN MAINTAINED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. LESSEE FURTHER CERTIFIES THAT THE AIRSHIP WILL BE MAINTAINED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM OF THIS LEASE, LESSEE, WHOSE NAME AND ADDRESS IS AS FOLLOWS: AIRSHIP INTERNATIONAL LTD., 7380 SAND LAKE ROAD, SUITE 350, ORLANDO, FLORIDA 32819, AND THE SIGNATURE AND TITLE OF THE PERSON BY AND THROUGH WHICH THE LESSEE WILL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRSHIP, IS AS FOLLOWS:
_________________________ LOUIS J. PEARLMAN, PRESIDENT, WILL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRSHIP, AND IT HEREBY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

               IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed and delivered as of the day and year first above written.

                                    Lessor:

                                    ORIX USA CORPORATION

                                    By  BYRON SOUTHEY
                                      -------------------------------------
                                       Name:  Byron Southey
                                       Title: Vice President

                                    Lessee:

                                    AIRSHIP INTERNATIONAL LTD.

                                    By  ALAN SIEGEL
                                      -------------------------------------
                                       Name:  Alan Siegel
                                       Title: Secretary

                                                                       Annex A

                      Location of Spare Equipment and Parts

                              2642 Michigan Avenue
                              Unit B
                              Kissimmee, Florida 34744

                                                          Exhibit A to the
                                                           Lease Agreement

                                    THIS AMENDED AND RESTATED LEASE SUPPLEMENT
                                    No. 1, dated _______ ___, 1995, between ORIX
                                    USA CORPORATION (FORMERLY KNOWN AS ORIX
                                    COMMERCIAL CREDIT CORPORATION), a Delaware corporation ("Lessor"), and AIRSHIP INTERNATIONAL LTD., a New York corporation ("Lessee").

               Lessor and Lessee have heretofore entered into that certain Amended and Restated Lease Agreement in the Form of a Conditional Sales Contract dated as of June 2, 1995 (as at any time amended, modified or supplemented, herein called the "Lease" and the terms defined therein being herein used with the same meanings), which Lease provides in Section 2 for the execution of an Amended and Restated Lease Supplement substantially in the form hereof for the purpose of leasing a specific Airship under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof. The Lease relates, among other matters, to the Gondola, the Envelope, Engines, Propellers, the Spare Equipment and Buyer Furnished Equipment described below, and a counterpart of the Lease is attached to and made a part of this Lease Supplement for purposes of filing and recordation with the FAA pursuant to the Act.

               NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease, Lessor and Lessee hereby agree as follows:

               1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease, as herein supplemented:

==============================================================================

               This Amended and Restated Lease Supplement has been executed in several counterparts of which this is counterpart __. Only original counterpart Number 1 which has been delivered to Lessor constitutes chattel paper within the meaning of the Uniform Commercial Code. No security interest in Lessor's right, title and interest in and to this Amended and Restated Lease Supplement and the Lease referred to herein may be created through the transfer or possession of any counterpart other than original counterpart Number 1.

        The following described Airship-UK 600 Series Airship (the "Delivered Airship") which Delivered Airship as of the date hereof consists of the following:

               Gondola: U.S. Registration Number ______; Manufacturer's Serial No. ______;

               Envelope: Manufacturer's Serial No. ______ (which Envelope has suffered an Event of Loss as a result of which Lessee agrees to replace said Envelope in accordance with Section 12(b) of the Lease prior to the operation of the Airship, and until replacement in accordance with said Section 12(b), title to the above described envelope and any proceeds thereof, remains vested in Lessor);

               Engines: Two Porsche Model _______ Engines installed thereon bearing Engine Manufacturer's Serial

Numbers as follows:

                      Position 1:     ________
                      Position 2:     ________;

(which engines are less than 750 rated takeoff horsepower);

               Propellers: Two Hoffman Model _______ Propellers installed thereon bearing Propeller Manufacturer's Serial

Numbers as follows:

                      Position 1:     ________
                      Position 2:     ________;

(which propellers are not capable of absorbing 750 rated takeoff shaft horsepower);

               2. Lessee hereby confirms to Lessor that the Delivered Airship has been duly marked in accordance with the terms of Section 10(d) of the Lease.

               3. The Remaining Balance for the Delivered Airship is $3,487,828.

               4. All the provisions of the Lease are hereby incorporated by reference in this Amended and Restated Lease Supplement, on and as of the date of this Amended and Restated Lease Supplement, to the same extent as if fully set forth herein.

               5. The Stipulated Loss Value for the Delivered Airship shall be as set forth in the Lease. The amount of each installment of Basic Rent with respect to the Delivered Airship during the Initial Period, subject to the provisions of the Lease, shall be as set forth in Schedule I to this Amended and Restated Lease Supplement and with respect to the Second Period, subject to the provisions of the Lease, shall be as set forth in Section 5(b) of the Lease.

               6. THIS AMENDED AND RESTATED LEASE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (DISREGARDING ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

               IN WITNESS WHEREOF, Lessor and Lessee have caused this Amended and Restated Lease Supplement to be duly executed as of the day and year first above written.

                                            LESSOR

                                            ORIX USA CORPORATION

                                            By __________________________

                                            Name: __________________________

                                            Title: ______________________

                                            LESSEE

                                            AIRSHIP INTERNATIONAL LTD.

                                            By _________________________

                                            Name: __________________________

                                            Title: _____________________

                                   Schedule I

                      Amended and Restated Lease Supplement No. 1

                               Basic Rent Payments

                                 Initial Period

Installment                                                      Amount
-----------                                                      -------
1                                                                $ 20,000
2                                                                  20,000
3                                                                  20,000
4                                                                  20,000
5                                                                  20,000
6                                                                  20,000
7                                                                  20,000
8                                                                  20,000
9                                                                  20,000
10                                                                 20,000
11                                                                 20,000
12                                                                 20,000
13                                                                 40,000 *
14                                                                 40,000 *
15                                                                 40,000 *
16                                                                 40,000 *
17                                                                 40,000 *
18                                                                 40,000 *
19                                                                 60,000 *
20                                                                 60,000 *
21                                                                 60,000 *
22                                                                 60,000 *
23                                                                 60,000 *
24                                                                 60,000 *

*       Includes an interest component equal to interest on the Rent Balance
        (prior to any payment on such date) from and including May 31, 1996 to but excluding the date of payment, at a rate of interest per annum equal to the prime rate of Morgan Guaranty Trust Company of New York as quoted by Morgan Guaranty as of 11:00 a.m. New York time on May 31, 1996, plus one-percent.




